CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Maximum Aggregate Offering Price	Amount Of Registration Fee(1)
U.S.$850,000,000 2.930% Subordinated Notes due 2041	$ 850,000,000	$ 92,735

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(2)

Registration No. 333-228913

PROSPECTUS SUPPLEMENT

(To prospectus dated December 20, 2018)

Sumitomo Mitsui Financial Group, Inc.

(incorporated under the laws of Japan with limited liability)

U.S.$850,000,000 2.930% Subordinated Notes due 2041

We will issue an aggregate principal amount of $850,000,000 of subordinated notes due September 17, 2041, or the notes. The notes will bear interest commencing September 17, 2021 at the rate of 2.930% per annum, payable semiannually in arrears on March 17 and September 17 of each year, beginning on March 17, 2022.

We may, at our option, redeem the notes in whole, but not in part, upon the occurrence of certain changes in Japanese tax law or certain changes in Japanese regulatory capital requirements, as described under “Description of the Notes—Redemption for Taxation Reasons” and “Description of the Notes—Redemption for Regulatory Reasons,” respectively. The notes will be our direct and unsecured obligations and will at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to our senior indebtedness and is in priority to all of our perpetual subordinated indebtedness, as described herein.

The notes contain non-viability loss absorption provisions, pursuant to which, if a Non-Viability Event (as defined herein) occurs, the full principal amount of the notes will be permanently written down to zero, the notes will be cancelled and the holders of the notes will be deemed to have irrevocably waived their right to claim or receive any payment of principal of or interest on the notes (including additional amounts with respect thereto, if any), except for any payments of principal or interest (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event, as described further herein under “Description of the Notes—Write-Down upon a Non-Viability Event.”

Unless previously redeemed or otherwise cancelled, and provided that a Non-Viability Event has not occurred, the notes will mature on September 17, 2041. The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof and will not be subject to a sinking fund.

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The Luxembourg Stock Exchange’s Euro MTF Market is not a regulated market for the purposes of Directive 2014/65/EU. This prospectus supplement constitutes a prospectus for purposes of Part IV of the Luxembourg law on prospectus securities dated July 16, 2019.

This prospectus supplement does not constitute a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”) as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (the “U.K. Prospectus Regulation”).

Investing in the notes involves risks. You should carefully consider the risk factors set forth in “Item 3. Key Information—Risk Factors” of our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission, or the SEC, and in the “Risk Factors” section beginning on page S-10 of this prospectus supplement before making any decision to invest in the notes.

	Per note	Total
Public offering price(1)	100%	U.S.$	850,000,000
Underwriting commissions(2)	0.75%	U.S.$	6,375,000
Proceeds, before expenses, to SMFG(1)	99.25%	U.S.$	843,625,000

(1)	Plus accrued interest from September 17, 2021, if settlement occurs after that date.
(2)	For additional underwriting compensation information, see “Underwriting (Conflicts of Interest).”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the related prospectus. Any representation to the contrary is a criminal offense.

The notes will be represented by one or more global certificates deposited with a custodian for, and registered in the name of a nominee of, The Depository Trust Company, or DTC. Beneficial interests in these global certificates will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants, including Euroclear Bank SA/NV, or Euroclear, and Clearstream Banking S.A., or Clearstream. Except as described in this prospectus supplement or the accompanying prospectus, notes in definitive certificated form will not be issued in exchange for global certificates.

It is expected that the notes will be delivered in book-entry form only, through the facilities of DTC and its participants, including Euroclear and Clearstream, on or about September 17, 2021.

Joint Lead Managers and Joint Bookrunners

SMBC NIKKO	Goldman Sachs & Co. LLC

Citigroup	J.P. Morgan

Co-Managers

Barclays	BNP PARIBAS	BofA Securities

Daiwa Capital Markets	Nomura	UBS Investment Bank

Prospectus Supplement dated September 13, 2021

Prospectus Supplement

Prospectus

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The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan, or the FIEA, and are subject to the Act on Special Measures Concerning Taxation of Japan, or the Special Taxation Measures Act. The notes may not be offered or sold in Japan, to any person resident in Japan, or to others for reoffering or resale directly or indirectly in Japan or to a person resident in Japan, for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan. In addition, the notes are not, as part of the distribution by the underwriters under the applicable underwriting agreement at any time, to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, or a specially-related person of the issuer or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act. Notwithstanding the aforementioned restriction, pursuant to the Special Taxation Measures Act, SMBC Nikko Capital Markets Limited and SMBC Nikko Securities America, Inc., each acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Interest payments on the notes will be subject to Japanese withholding tax unless it is established that the notes are held by or for the account of a beneficial owner that is (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer, (ii) a Japanese financial institution designated in Article 6, Paragraph (11) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph or (iii) a Japanese public corporation, a Japanese financial institution or a Japanese financial instruments business operator described in Article 3-3, Paragraph (6) of the Special Taxation Measures Act which complies with the requirement for tax exemption under that paragraph.

Interest payments on the notes to an individual resident of Japan, to a Japanese corporation (except as described in the preceding paragraph), or to an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer will be subject to deduction in respect of Japanese income tax at a rate of 15.315% (15% on or after January 1, 2038) of the amount of such interest.

Representation by Investor upon Distribution

By subscribing to any notes, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area, or the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended, or MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, or the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended, or the PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared

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and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS—The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom, or the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended, or the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation. Consequently no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA, or the U.K. PRIIPs Regulation, for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

NOTIFICATION UNDER SECTION 309B OF THE SFA—In connection with Section 309B of the Securities and Futures Act (Chapter 289) of Singapore, or the SFA, and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore, or the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309(A)(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the notes and also adds to, updates and changes information contained in the prospectus dated December 20, 2018 and filed with the SEC on the same date, and the documents incorporated by reference in this prospectus supplement. The second part is the above-mentioned prospectus, to which we refer as the “accompanying prospectus.” The accompanying prospectus contains a description of the senior and subordinated debt securities and gives more general information, some of which may not apply to the notes. If the description of the notes in this prospectus supplement differs from the description in the accompanying prospectus, the description in this prospectus supplement supersedes the description in the accompanying prospectus.

We have not, and the underwriters have not, authorized any other person to provide you with any information other than that contained in or incorporated by reference into this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor are the underwriters making, an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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Copies of the documents incorporated by reference in this prospectus supplement as of the date of this prospectus supplement will be available free of charge at the offices of the trustee and on the website of the Luxembourg Stock Exchange (www.bourse.lu). This prospectus supplement may only be used for the purposes for which it has been published.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain in a number of places forward-looking statements regarding our intent, belief or current expectations of our management with respect to the future results of operations and financial condition of us, SMBC and our respective group companies, including without limitation future loan loss provisions and financial support to borrowers. In many cases but not all, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “project,” “risk,” “seek,” “should,” “target,” “will” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements, which include statements contained in “Item 3. Key Information—Risk Factors,” “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures about Credit, Market and Other Risk” of our annual report on Form 20-F for the fiscal year ended March 31, 2021, reflect our current views with respect to future events and are subject to risks, uncertainties and assumptions, including the risk factors described in this prospectus supplement. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described here as anticipated, believed, estimated, expected or intended.

We have identified some of the risks inherent in forward-looking statements in “Item 3. Key Information— Risk Factors” of our most recent annual report on Form 20-F and in the “Risk Factors” section of this prospectus supplement. Other factors could also adversely affect our results or the accuracy of forward-looking statements in this prospectus supplement, and you should not consider these to be a complete set of all potential risks or uncertainties.

The forward-looking statements included or incorporated by reference in this prospectus supplement are made only as of the dates on which such statements were made. We expressly disclaim any obligation or undertaking to release any update or revision to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared on an annual and quarterly basis in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Incorporation by Reference” for a list of documents being incorporated by reference herein.

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IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A. Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

In this prospectus supplement, where IFRS financial information is presented in millions, billions or trillions of yen or thousands, millions or billions of dollars, amounts of less than one thousand, one million, one billion or one trillion, as the case may be, have been rounded. Where Japanese GAAP financial information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where Japanese GAAP financial information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded, except for information of SMBC Nikko Securities Inc., or SMBC Nikko Securities, the amounts of which have been truncated. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be, except for capital ratios, which have been truncated.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “U.S.$,” “dollars” and “U.S. dollars” are to United States dollars, references to “yen” and “¥” are to Japanese yen and references to “€” are to the euro, the currency of those member states of the European Union that are participating in the European Economic and Monetary Union pursuant to the Treaty on European Union. Unless otherwise specified, when converting currencies into yen we use Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. “SMBC” refers to Sumitomo Mitsui Banking Corporation, which is one of our commercial banking subsidiaries, or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC. References to the “SMBC Group” are to us and our subsidiaries and affiliates taken as a whole.

In this prospectus supplement, all of our financial information is presented on a consolidated basis, unless we state otherwise.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference before making an investment decision.

Our Company

We are a joint stock company incorporated in December 2002 with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, we are a holding company for SMBC Trust Bank Ltd., or SMBC Trust Bank, Sumitomo Mitsui Finance and Leasing Company, Limited, or SMFL, SMBC Nikko Securities, Sumitomo Mitsui Card Company, Limited, or Sumitomo Mitsui Card, SMBC Consumer Finance Co., Ltd., or SMBC Consumer Finance, The Japan Research Institute, Limited, or The Japan Research Institute, Sumitomo Mitsui DS Asset Management Company, Limited, or SMDAM, and other subsidiaries and affiliates. Through our subsidiaries and affiliates, we offer a diverse range of financial services, including commercial banking, leasing, securities, consumer finance and other services.

SMBC is one of the world’s largest commercial banks on the basis of total assets and provides an extensive range of corporate and consumer banking services in Japan and wholesale banking services overseas. In Japan, it has solid franchises in both corporate and consumer banking. SMBC has long-standing and close business relationships with many companies listed on the First Section of the Tokyo Stock Exchange and long historical relationships with Sumitomo Group and Mitsui Group companies.

We continue promoting business collaborations among SMBC Group companies, including SMBC, SMBC Trust Bank, SMFL, SMBC Nikko Securities, The Japan Research Institute and SMDAM in the corporate solutions business and SMBC, SMBC Trust Bank, SMBC Nikko Securities, Sumitomo Mitsui Card, SMBC Consumer Finance and SMDAM in providing financial consulting services to individuals.

Our registered head office is located at 1-2, Marunouchi 1-chome, Chiyoda-ku, Tokyo 100-0005, Japan. Our main telephone number is +81-3-3282-8111, and our corporate website is https://www.smfg.co.jp. Information appearing on our website is not incorporated by reference into this prospectus supplement.

Concurrent Senior Notes Offering

We regularly issue senior and subordinated debt securities in a variety of currencies and issuance formats. On September 13, 2021, we announced our intention to issue one or more series of fixed rate notes (the “Concurrent Senior Notes”). We intend to use the proceeds therefrom to extend unsecured loans, intended to qualify as internal TLAC, to SMBC. SMBC intends to use the proceeds of the loans for general corporate purposes. The pricing of the offering and the delivery of the Concurrent Senior Notes are expected to occur at a similar timing as the offering of the notes. No Concurrent Senior Notes are being offered hereby. The closing of the offering of the Concurrent Senior Notes is not conditional upon the closing of the offering of the notes, and vice versa.

Recent Developments

Impact of the COVID-19 Pandemic on Our Recent Financial Results

In light of the persistent uncertainty in the economic environment, we are continuing to closely monitor developments related to the COVID-19 pandemic. See “Item 3.D. Key Information—Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our most recent annual report on Form 20-F filed with the SEC, which is incorporated by reference herein.

The impact of the COVID-19 pandemic on our business and results of operations in the fiscal year ended March 31, 2021 varied across our lines of business. Positive contributions to our financial results included strong performance in the Global Markets Business Unit due to favorable market conditions overseas, and broad recovery across the Retail, Wholesale and Global Business Units in the second half of the fiscal year. Negative contributions included sluggish performance in our consumer-oriented businesses, mainly credit cards and consumer finance, due to low domestic consumption, and our aircraft leasing affiliate, SMBC Aviation Capital Limited, which was severely affected by the global decline in travel and recorded significant credit/asset impairment charges in the fiscal year ended March 31, 2021. In addition, we recorded significant credit costs, reflecting deterioration in, and ongoing uncertainty surrounding, the macroeconomic environment under the COVID-19 pandemic.

These various factors are reflected in our financial results as reported under IFRS and Japanese GAAP for the year ended March 31, 2021. As explained in “Presentation of Financial and Other Information,” our primary financial statements for SEC reporting purposes are prepared in accordance with IFRS, while our financial statements for financial reporting purposes in Japan are prepared in accordance with Japanese GAAP.

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Under IFRS, our results of operations (specifically, total operating income and profit attributable to shareholders of SMFG) improved significantly compared to the year ended March 31, 2020. For more information, refer to “Item 5.A. Operating Results” in our most recent annual report on Form 20-F.

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By contrast, under Japanese GAAP, although consolidated gross profit increased slightly, profit attributable to owners of parent declined compared to the year ended March 31, 2020. See “Supplemental Financial and Other Information (Japanese GAAP).”

For the three months ended June 30, 2021, our Japanese GAAP financial results showed an overall improvement. Consolidated gross profit and consolidated net business profit increased moderately year-over-year due to recovery in the Retail, Wholesale and Global Business Units, with net business profit gains driven primarily by the profitability of the Wholesale Unit due to recovery in corporate activities, which was partially offset by a decrease in gains on sales of bonds in the Global Markets Business Unit. Consolidated profit attributable to owners of parent increased significantly, as credit costs declined due to a smaller impact from the COVID-19 pandemic as compared to the same period in the prior year. See “Supplemental Financial and Other Information (Japanese GAAP).” We do not report financial results under IFRS on a quarterly basis.

Historically, there have been differences in our reported results of operations under IFRS and Japanese GAAP. For example, in the fiscal year ended March 31, 2020, there was a significant difference in the calculation of the allowance for loan losses, which partially reflects a methodological difference in the way that IFRS and Japanese GAAP incorporate information about the external environment, including the impact of the COVID-19 pandemic on the economic outlook, in credit risk assessments. As a result, we recorded significantly higher provisions for loan losses under IFRS than under Japanese GAAP for the fiscal year ended March 31, 2020. However, in the fiscal year ended March 31, 2021, credit costs recorded under Japanese GAAP increased relative to those recorded under IFRS, which contributed to reversing the differential seen in the prior fiscal year.

Accounting differences including methodological differences such as this may continue to result in variances in our reported financial results under IFRS and Japanese GAAP. See “Item 5.A. Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F for a summary of certain differences between IFRS and Japanese GAAP.

Regulatory Matters

In April 2019, SMBC and its New York branch entered into a written agreement with the Federal Reserve Bank of New York requiring SMBC and its New York branch to address certain deficiencies relating to the New York branch’s anti-money laundering and economic sanctions compliance program. SMBC and its New York branch are required, among other things, to implement corrective measures and submit periodic progress reports to the Federal Reserve Bank of New York. Although we are committed to improving compliance with laws and regulations relating to anti-money laundering and economic sanctions, SMBC and its New York branch may be subject to additional supervisory or enforcement action by other regulatory authorities. In such an event, SMBC and its New York branch may be required, among other things, to implement additional corrective measures, and may be subject to a monetary fine. If SMBC and its New York branch fail to comply with the terms of the written agreement or any other form of supervisory or enforcement action, we may become subject to additional sanctions.

The Offering

The following is a brief summary of certain terms of this offering. Some of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see “Description of the Notes.”

Issuer	Sumitomo Mitsui Financial Group, Inc.

Securities Offered	$850,000,000 aggregate principal amount of 2.930% subordinated notes due September 17, 2041.

The notes will be issued in fully registered form, without coupons, in denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.

Offering Price	100%, plus accrued interest from September 17, 2021, if settlement occurs after that date.

Maturity Date	The notes will mature on September 17, 2041, unless previously redeemed or otherwise cancelled, and provided that a Non-Viability Event has not occurred.

Ranking	The notes will constitute our direct and unsecured obligations and shall at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness which is subordinated to Senior Indebtedness (as defined herein) and is in priority to all of our perpetual subordinated indebtedness, including indebtedness in respect of preference or other shares or any other indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, indebtedness in respect of perpetual subordinated indebtedness. See “Description of the Notes—Ranking” and “Description of the Notes—Subordination.”

Payment of Principal and Interest	Interest on the notes will accrue at the rate of 2.930% per annum from September 17, 2021.

We will pay 100% of the principal amount of the notes at the maturity date, unless the notes are previously redeemed or otherwise cancelled.

We will pay interest on the notes semiannually in arrears on March 17 and September 17 of each year (each an “interest payment date”), beginning on March 17, 2022, to the persons in whose names the notes are registered as of the close of business on the fifteenth day before the interest payment date (whether or not a business day). Interest on the notes will be paid to but excluding the relevant interest payment date.

Our obligations to make payments of principal of or interest on the notes are subject to the subordination provisions and the non-viability loss absorption provisions described herein under “Description of the Notes—Subordination” and “Description of the Notes—Write-Down upon a Non-Viability Event,” respectively.

We will compute interest on the notes on the basis of a 360-day year consisting of twelve 30-day months. If any payment is due on the notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day. See “Description of the Notes—Principal, Maturity and Interest for the Notes.”

Optional Tax Redemption	The notes may be redeemed at our option, in whole, but not in part, subject to prior confirmation of the Financial Services Agency of Japan, or the FSA (if such confirmation is required under the Applicable Banking Regulations (as defined in “Description of the Notes—Redemption for Regulatory Reasons”)), at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the holders of the notes (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture (as defined in “Description of the Notes—General”)) at a redemption price equal to 100% of the principal amount of the notes together with any accrued and unpaid interest (including additional amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if (i) we are or will be obliged to pay additional amounts with respect to the notes as described under “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, or (ii) there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the notes is not or will not be deductible from our taxable income or is or will be required to be deducted from the amount to be excluded from our taxable gross receipts, in each case of (i) and (ii) above, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes and such obligation cannot be avoided by us through the taking of reasonable measures available to us; provided that, in the case of (i) above no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the notes then due. See “Description of the Notes—Redemption for Taxation Reasons.”

Optional Regulatory Redemption

The notes may be redeemed at our option, in whole, but not in part, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), at any time, on giving not less than 30 nor more than 60 days’ notice of redemption to the holders of the notes (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of the notes together with any accrued and unpaid interest (including additional amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if, as a result of any change in, or amendment to, the Applicable Banking Regulations, which change or amendment becomes effective on or after the issuance date of the notes, we determine after consultation with the FSA that there is more than an insubstantial risk that the notes will be fully excluded from our Tier 2 Capital (as defined in “Description of the Notes—Redemption for Regulatory Reasons”) under the applicable standards set forth in the Applicable Banking Regulations and such exclusion cannot be avoided by us through the taking of reasonable measures available to us. See “Description of the Notes—Redemption for Regulatory Reasons.”

Write-Down upon a Non-Viability Event	If a Non-Viability Event occurs, the notes will be subject to a “Write-Down” on the Write-Down Date (as defined in “Description of the Notes—Write-Down upon a Non-Viability Event”), automatically and without any additional action by us, the trustee, the agents (as defined below) or the holders of the notes.

Upon the Write-Down:

(i)

the full principal amount of each note, except for principal that has become due and payable prior to the occurrence of the Non-Viability Event, will be permanently written down to zero and the notes will be cancelled; and

(ii)

the holders of the notes will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the trustee or the agents with respect to, payment of principal of or interest on the notes (including additional amounts with respect thereto, if any), except for any payments of principal or interest (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event.

Our obligations with respect to, and any claims for, the payment of principal of or interest on the notes (including additional amounts with respect thereto, if any), except for payments of principal or interest (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event, will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date.

A “Non-Viability Event” will be deemed to have occurred when the Prime Minister of Japan, following deliberation by Japan’s Financial Crisis Response Council pursuant to the Deposit Insurance Act of Japan (Act No. 34 of 1971, as amended), or the Deposit Insurance Act, confirms (nintei) that “Specified Item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor articles thereto), as then in effect, need to be applied to us under circumstances where our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein.

We shall, on the date of or as soon as practicable after the occurrence of a Non-Viability Event, deliver a Write-Down Notice (as defined in “Description of the Notes—Write-Down upon a Non-Viability Event”) to the holders of the notes through DTC and to the trustee and the agents confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date. Any failure or delay by us to provide a Write-Down Notice shall not change or delay the effect of the occurrence of the Non-Viability Event on our payment obligations under the notes.

Following the receipt of a Write-Down Notice by DTC and the commencement of the Suspension Period (as defined in “Description of the Notes—Write-Down upon a Non-Viability Event”), DTC will suspend all clearance and settlement of the notes through DTC. Consequently, the holders of beneficial interests in the notes will not be able to settle the transfer of any notes through DTC upon the commencement of the Suspension Period, and any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC. See “Description of the Notes—Write-Down upon a Non-Viability Event.”

Limited Rights of Acceleration	Payment of the principal of the notes may be accelerated only in the case of the occurrence and continuation of certain Subordination Events (as defined in “Description of the Notes—Subordination”), which are specified events relating to certain bankruptcy, reorganization, civil rehabilitation or other equivalent proceedings in respect of us. See “Description of the Notes—Events of Acceleration; Limited Rights of Acceleration.”

Listing	We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Global Security	The notes will be initially represented by one or more global certificates in definitive, fully registered form without interest coupons, or global securities. The global securities will be deposited upon issuance with the custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream.

The security numbers for the notes are:

CUSIP No.:	86562M CK4
ISIN:	US86562MCK45
Common Code:	238728002

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. The sole holder of the notes represented by a global security will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the notes will be exercisable by beneficial owners of the notes only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive notes except in the limited circumstances described under “Description of the Debt Securities—Form, Book-entry and Transfer—Global Securities—Exchanges of Global Securities for Definitive Debt Securities” in the accompanying prospectus.

Indenture	The notes will be issued pursuant to a subordinated indenture dated as of September 17, 2019, between us and The Bank of New York Mellon, as trustee.

Use of Proceeds	We intend to use the net proceeds to extend a subordinated loan, intended to qualify as Tier 2 Capital and internal TLAC, to SMBC. SMBC intends to use the proceeds of the loan for general corporate purposes.

Trustee	The Bank of New York Mellon will act as the trustee for the notes. See “Description of the Notes—The Trustee.”

Paying Agent, Transfer Agent and Registrar	The Bank of New York Mellon will initially act as paying agent, transfer agent and registrar for the notes (in such capacities, referred to collectively herein as the “agents”). See “Description of the Notes—Paying Agent, Transfer Agent and Registrar.”

Conflicts of Interest

SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (FINRA), or Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a

“qualified independent underwriter” is not necessary. See “Underwriting (Conflicts of Interest).”

Regulatory Treatment	The notes are intended to qualify as our Tier 2 Capital in accordance with the Applicable Banking Regulations and external TLAC instruments under the Japanese TLAC Standards.

Legal Entity Identifier	35380028MYWPB6AUO129.

RISK FACTORS

Investing in the notes involves risks. You should consider carefully the risks relating to the notes described below, as well as the other information presented in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, before you decide whether to invest in the notes. If any of these risks actually occurs, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the notes offered could decline, in which case you may lose all or part of your investment. The following does not describe all the risks of an investment in the notes. Prospective investors should consult their own financial and legal advisers about risks associated with investment in the notes and the suitability of investing in the notes in light of their particular circumstances.

This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the risks described below, elsewhere in this prospectus supplement and in “Item 3. Key Information—Risk Factors” of our annual report on Form 20-F for the fiscal year ended March 31, 2021.

Risks Related to the Notes

Because the notes are intended to qualify as regulatory capital instruments with loss absorbing capacity, they contain non-viability loss absorption provisions which subject them to a contractual Write-Down upon the occurrence of a Non-Viability Event. Such Non-Viability Event may result from the non-viability of our material subsidiaries which may trigger the loss absorption provisions of such material subsidiary’s internal TLAC instruments. As a result of a Write-Down, the holders of the notes may lose the entire value of their investment. Holders of the notes will only receive notice of a Non-Viability Event after it has occurred.

In March 2014, the FSA amended the Deposit Insurance Act to establish an orderly resolution regime for financial institutions and provide a framework for resolving financial institutions, including financial holding companies, such as us, and operating banks. Such framework includes measures that may be applied to a financial institution prior to its failure, although there is no assurance that such measures would be applied in any given situation, and orderly resolution measures for financial institutions that have already failed or are likely to fail.

In connection with the amendment of the Deposit Insurance Act in March 2014, the FSA also made an announcement clarifying the requirement of loss absorbency at the point of non-viability for Tier 2 instruments under Basel III. According to the FSA’s announcement, Tier 2 instruments under Basel III issued by a financial holding company, such as us, must be written down or converted into common shares when the Prime Minister of Japan confirms (nintei) that “Specified Item 2 measures (tokutei dai nigo sochi)” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor articles thereto), as then in effect, need to be applied to the financial holding company.

The notes are intended to qualify as our Tier 2 Capital and contain non-viability loss absorption provisions. Under such provisions, if a Non-Viability Event occurs, the notes will be subject to a Write-Down on the Write-Down Date, which means that the full principal amount of the notes will be permanently written down to zero, the notes will be cancelled and the holders of the notes will be deemed to have irrevocably waived their right to claim or receive any payments of principal of or interest on the notes (including additional amounts with respect thereto, if any) unless such payments have become due and payable prior to the occurrence of the Non-Viability Event.

A “Non-Viability Event” for purposes of the notes will be deemed to have occurred when the Prime Minister of Japan, following deliberation by Japan’s Financial Crisis Response Council pursuant to the Deposit Insurance Act, confirms (nintei) that “Specified Item 2 measures (tokutei dai nigo sochi)” need to be applied to us under circumstances where our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations. See “Description of the Notes—Write-Down upon a Non-Viability Event.”

Upon the occurrence of a Non-Viability Event, a Write-Down of the notes shall occur irrespective of whether we have sufficient assets available to fulfill our obligations under, or settle the claims of holders of, the notes or other securities that rank pari passu with or junior to the notes, or whether such other securities remain outstanding after the occurrence of a Non-Viability Event.

Furthermore, except for claims for payments under the notes that have become due and payable prior to the occurrence of a Non-Viability Event, upon the occurrence of a Non-Viability Event, the holders of the notes will have no rights whatsoever under the Indenture or the notes to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, may not exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to such holder by us under, or in connection with, the notes, and will not be entitled to make any claim in any bankruptcy, insolvency, liquidation or similar proceedings involving us or have any ability to initiate or participate in any such proceedings. See “Description of the Notes—Write-Down upon a Non-Viability Event.

In addition, in November 2015, the Financial Stability Board, or the FSB, published its final Total Loss-Absorbing Capacity standards, or the TLAC standards. The final TLAC standards define certain minimum requirements for instruments and liabilities so that if a global systemically important bank, or G-SIB, fails, it will have sufficient loss absorbing and recapitalization capacity available in resolution. For more information regarding the FSB’s final TLAC standards, see “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity— Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein.

In March 2019, the FSA published its public ministerial announcements, regulatory guidelines and related documents for the implementation of the TLAC standards in Japan, which we refer to herein as the Japanese TLAC Standards. The Japanese TLAC Standards apply to Covered SIBs, which includes (i) Japanese G-SIBs, such as us, which are designated as G-SIBs by the FSA in accordance with the designation by the FSB, and (ii) any domestic systemically important bank in Japan, or Japanese D-SIB, that has been deemed to be in particular need for a cross-border resolution arrangement and as having particular systemic significance to the Japanese financial system if it fails. The Japanese TLAC Standards have applied to Japanese G-SIBs from March 31, 2019.

Under the FSB’s TLAC standards and the Japanese TLAC Standards, entities designated by the FSA as entities that would enter into domestic resolution proceedings for Japanese G-SIBs, or the Domestic Resolution Entities, are required:

•

to meet certain minimum external TLAC requirements (being at least 16% of their risk-weighted assets starting from March 31, 2019 and at least 18% of their risk-weighted assets starting from March 31, 2022 as well as at least 6% of their Basel III leverage ratio denominator starting from March 31, 2019 and at least 6.75% starting from March 31, 2022); and

•

to cause any material subsidiaries or material sub-groups in Japan designated as systemically important by the FSA, or any foreign subsidiaries that are subject to TLAC or similar requirements by the relevant foreign authorities, to maintain a certain level of capital and debt that is recognized as having loss-absorbing and recapitalization capacity, or internal TLAC.

In our case, the FSA designated SMFG as our Domestic Resolution Entity, which makes SMFG subject to the external TLAC requirements. The FSA also designated SMBC and SMBC Nikko Securities as our material subsidiaries in Japan, for which we are required to maintain a certain level of internal TLAC.

In line with the Japanese TLAC Standards, we intend (i) for the notes to qualify as external TLAC instruments and (ii) to use the proceeds of the offering of the notes to extend a subordinated loan, intended to qualify as internal TLAC, to SMBC, which is designated as one of our material subsidiaries in Japan. In accordance with the Japanese TLAC Standards, the subordinated loan will have a contractual loss absorption provision that will act to discharge or extinguish the loan upon a determination by the FSA that SMBC is non-viable due to material deterioration of its financial condition after recognizing that its liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations. The subordinated loan is also intended to qualify as Tier 2 Capital for SMBC, and as such will contain provisions that are designed to satisfy the loss absorbency requirements for Tier 2 Capital under the Applicable Banking Regulations.

In part because of their contractual loss absorbency features, both the notes and the subordinated loan are expected to contribute to the resolvability of the SMBC Group, consistent with the FSA’s framework for resolving financial institutions as described in the explanatory paper “The FSA’s Approach to Introduce the TLAC Framework,” which was published by the FSA in April 2016 and revised in April 2018. There, the FSA identified Single Point of Entry, or SPE, resolution, in which resolution powers are applied to the ultimate holding company of a banking group by a single national resolution authority, as the preferred strategy for resolving currently designated G-SIBs in Japan. Under a possible model for SPE resolution of Japanese G-SIBs described in the Japanese TLAC Standards, if, with respect to a material subsidiary of a Japanese G-SIB that is designated as systemically important by the FSA, the FSA issues to the Domestic Resolution Entity of the Japanese G-SIB an order concerning the restoration of financial soundness, including recapitalization of, and restoration of liquidity to, such material subsidiary, such material subsidiary’s internal TLAC instruments will be written down or, if applicable, converted into common shares in accordance with the applicable contractual loss-absorption provisions of such internal TLAC instruments. The FSA may issue such an order pursuant to Article 52-33, Paragraph 1 of the Banking Act of Japan, or the Banking Act, upon its determination that the material subsidiary is non-viable due to a material deterioration in its financial condition after recognizing that its liabilities exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations.

Following the write-down or conversion into common shares of internal TLAC instruments of the relevant material subsidiary, the relevant Domestic Resolution Entity’s liabilities may exceed its assets or it may suspend payment of its obligations. Under the Deposit Insurance Act, if the Prime Minister recognizes that liabilities of a financial institution, including a currently designated Domestic Resolution Entity, exceed or are likely to exceed its assets, or that it has suspended or is likely to suspend payment of its obligations and further recognizes that the failure of such financial institution may cause significant disruption in the financial markets or other financial systems in Japan, following deliberation by Japan’s Financial Crisis Response Council, the Prime Minister may confirm that “Specified Item 2 Measures (tokutei dai nigo sochi)” should be applied to such financial institution. Any such confirmation by the Prime Minister triggers the non-viability loss absorption provisions of Basel III Additional Tier 1 and Tier 2 instruments issued by the financial institution, causing such instruments to be written down or, if applicable, converted into common shares. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein. In the context of the notes, such confirmation by the Prime Minister triggers a Non-Viability Event and the notes will be subject to a Write-Down on the Write-Down Date which means that the full principal amount of the notes will be permanently written down to zero, the notes will be cancelled and the holders of the notes will be deemed to have irrevocably waived their right to claim or receive any payments of principal of or interest on the notes (including additional amounts with respect thereto, if any) unless such payments have become due and payable prior to the occurrence of the Non-Viability Event as described above.

The circumstances surrounding or triggering a Non-Viability Event are unpredictable.

The occurrence of a Non-Viability Event, and therefore a Write-Down of the notes, is inherently unpredictable and depends on a number of factors that may be beyond our control. The occurrence of a

Non-Viability Event is dependent upon, among other things, a determination by the Prime Minister, following deliberation by Japan’s Financial Crisis Response Council, regarding our viability, or the viability of one or more of our subsidiaries, and the risk that any failure may cause significant disruption in the financial markets or other financial systems in Japan. Under the Japanese TLAC Standards, as a possible model of a resolution of Japanese G-SIBs under the SPE resolution strategy, the application of Specified Item 2 Measures (tokutei dai nigo sochi) to us may result from, among other things, a loan that we extended to, or an investment we made in, or any other internal TLAC of, SMBC or any of our other material subsidiaries that are designated as systemically important by the FSA or that are subject to TLAC requirements or similar requirements by the relevant foreign authorities, being subjected to loss absorption before the failure of such subsidiary, pursuant to the terms of such loan or investment or other internal TLAC or in accordance with applicable laws or regulations then in effect. However, according to the Japanese TLAC Standards, the actual measures to be taken with respect to a Japanese G-SIB shall be determined by the relevant authorities on a case-by-case basis after taking into consideration the Japanese G-SIB’s actual condition. In addition, the application of orderly resolution measures under the Deposit Insurance Act is untested and will be subject to interpretation and application by the relevant regulatory and supervisory authorities in Japan. Moreover, it is uncertain how the relevant authorities would determine that our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations, which determination would trigger a Non-Viability Event under the notes, and it is possible that particular circumstances that seem similar may result in different outcomes. Our creditors, including holders of the notes, may encounter difficulty in challenging the application of orderly resolution measures to us, including the occurrence of a Non-Viability Event.

Due to the uncertainty regarding whether a Non-Viability Event will occur, it will be difficult to predict when, if at all, a Write-Down may occur. Accordingly, the market value of the notes may not necessarily be evaluated in a similar manner as other types of subordinated securities. Any indication that we are approaching circumstances that could result in the occurrence of a Non-Viability Event can be expected to have an adverse effect on the market price and liquidity of the notes.

Although we have agreed to notify the holders of the notes through DTC and the trustee on the date of or as soon as practicable after the occurrence of a Non-Viability Event, there will be a delay between the Non-Viability Event and the time that the holders of the notes and the trustee are notified of the occurrence of the Non-Viability Event. Notwithstanding any such delay, the holders of the notes will not have any rights against us immediately upon the occurrence of the Non-Viability Event, regardless of whether they have received actual or constructive notice of such fact, except with respect to claims for payments under the notes that have become due and payable prior to the occurrence of the Non-Viability Event.

The notes may be redeemed at our option prior to maturity in certain situations.

We may, at our option, redeem the notes, in whole, but not in part, at any time at a price equal to 100% of their principal amount, together with any accrued and unpaid interest (including additional amounts with respect thereto, if any) to (but excluding) the date fixed for redemption, upon the occurrence of certain changes to Japanese laws or regulations relating to taxation (or to the application or official interpretation of such laws or regulations), the result of which is that we are or will be required to pay additional amounts on the notes or there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the notes is not or will not be deductible from our taxable income or is or will be required to be deducted from the amount to be excluded from our taxable gross receipts, or upon the occurrence of certain changes to Japanese laws or regulations relating to capital adequacy (or to the application or official interpretation of such laws or regulations), the result of which is that the notes will be fully excluded from our Tier 2 Capital, as described in further detail under “Description of the Notes—Redemption for Taxation Reasons” and “Description of the Notes—Redemption for Regulatory Reasons,” respectively. If we redeem the notes, you may not be able to reinvest the redemption proceeds in securities offering a comparable yield. In addition, any early redemption of the notes is subject to the confirmation of the FSA, regardless of whether such redemption would be favorable or unfavorable to the holders of the notes.

Settlement activities of the notes through DTC will be suspended following DTC’s receipt of a Write-Down Notice specifying the occurrence of a Non-Viability Event.

Upon the occurrence of a Non-Viability Event, we will deliver a Write-Down Notice to the holders of beneficial interests in the notes through DTC and to the trustee. Following the receipt of a Write-Down Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the notes through DTC. As a result, the holders of beneficial interests in the notes will not be able to settle the transfer of any notes through DTC upon the commencement of the Suspension Period, and any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC. In this circumstance, transferors of the notes would not receive any consideration through DTC in respect of such intended transfer.

Any purchaser of the notes in a secondary market trade that settles through DTC after the occurrence of a Non-Viability Event but prior to the commencement of the related Suspension Period shall bear the risk that on the Write-Down Date the principal amount of the notes will be permanently written down to zero and the notes will be cancelled.

There is no prior market for the notes and, if a market develops, it may not be liquid.

The notes are new securities which may not be widely distributed and for which there is currently no active trading market. Although we have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market, there can be no assurance that any liquid market for the notes will ever develop or be maintained. The underwriters have advised us that they currently intend to make a market in the notes that they distribute. However, the underwriters have no obligation to make a market in the notes and they may stop at any time. Furthermore, there can be no assurance as to the liquidity of any market that may develop for the notes or the prices at which you will be able to sell your notes, if at all. Future trading prices of the notes will depend on many factors, including:

•	prevailing interest rates;

•	our financial condition and results of operations;

•	the then-current ratings assigned to the notes;

•	the market for similar securities; and

•	general economic conditions.

Any trading market that develops would be affected by many factors independent of and in addition to the foregoing, including the time remaining to the maturity of the notes; the outstanding amount of the notes; and the level, direction and volatility of market interest rates generally.

In addition, in the event that our obligations in connection with maintaining the listing of the notes on the Luxembourg Stock Exchange become unduly burdensome, we may be entitled to, and may decide to, delist the notes from such securities exchange and seek an alternate listing for the notes on another securities exchange.

Subordination of the notes could impair investors’ ability to receive payment.

Upon the occurrence and continuation of a Subordination Event, any amounts payable under the notes (except for any amounts that have become due and payable, other than solely by way of acceleration, prior to the occurrence of the Subordination Event) will be subordinated and subject in right of payment in full to the prior payment of all of our existing and future Senior Indebtedness. As of March 31, 2021, we had ¥989.4 billion in outstanding subordinated indebtedness which, upon the occurrence of a Subordination Event, would rank pari passu with the obligations under the notes. As of March 31, 2021, we had ¥30,891.5 billion in indebtedness on a consolidated basis. Neither the Indenture nor the notes contain any limitations on the amount of Senior Indebtedness or other liabilities that we may hereafter incur or assume (including through guarantee obligations) or on the amount of indebtedness or other liabilities that our subsidiaries may hereafter incur.

In addition, as a holding company, our assets consist primarily of equity in our subsidiaries and our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries, including SMBC. Accordingly, claims of holders of the notes will be effectively and structurally subordinated to the indebtedness and liabilities of our subsidiaries, including SMBC. If SMBC Group subsidiaries’ financial conditions materially deteriorate, or under certain other conditions, we may not be able to receive such funds from our subsidiaries due to legal restrictions, including under the Banking Act, the Companies Act of Japan, or the Companies Act, and the Deposit Insurance Act or as a result of contractual obligations, including loss absorption requirements, applicable to such subsidiaries. In addition, our right to participate in any distribution of assets of any subsidiary in bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceedings will be junior to creditors of that subsidiary, except to the extent that we may be recognized as a creditor of those subsidiaries in such proceedings. Claims of creditors of our subsidiaries include substantial amounts of long-term debt, deposit liabilities of SMBC and other banking subsidiaries, short-term borrowings, obligations under derivative transactions, trade payables and lease obligations. As a result, holders of the notes may receive less than full payment in the event of our subsidiaries’ bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding, even though the claims of creditors of our subsidiaries may be satisfied in full.

The notes are unsecured obligations.

The notes are unsecured obligations and repayment of the notes may be compromised if:

•	we enter into bankruptcy, corporate reorganization, civil rehabilitation, liquidation or similar proceeding;

•	we default in payment of any existing or future indebtedness; or

•	any of our existing or future indebtedness is accelerated.

If any of these events occurs then our assets may be insufficient to pay amounts due on the notes.

The notes are subject to limited rights of acceleration.

Payment of principal on the notes may be accelerated only in the case of certain Subordination Events, as described elsewhere in this prospectus supplement. If you purchase the notes, you will have no right to accelerate the payment of principal on the notes if we fail to pay interest on the notes or if we fail in the performance of any of our other obligations under the notes.

The Indenture and the notes do not restrict our ability or the ability of our subsidiaries to pledge, dispose or securitize our assets, pay dividends, incur indebtedness or issue or repurchase securities, and provide holders with limited protection in the event of a change in control and other actions we may take that could adversely impact your investment in the notes.

The Indenture and the notes do not contain any financial covenants or restrictions on our ability, or the ability of our subsidiaries, to pledge assets to secure any indebtedness, securitize assets, pay dividends on our shares of common stock, incur or assume additional indebtedness or other liabilities or repurchase our outstanding securities. These or other actions by us could adversely affect our ability to pay amounts due on the notes. In addition, the Indenture and the notes do not contain any covenants or other provisions that afford more than limited protection to holders of the notes in the event of a change in control.

The ratings of the notes may change after issuance of the notes, and those changes may have an adverse effect on the market prices and liquidity of the notes.

The notes are expected to receive a credit rating from one or more credit rating agencies. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but reflect only the view of each rating agency at the time the rating is issued. There is no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Ratings may be affected by a number of factors which can change over time, including the credit rating agency’s assessment of: the issuer’s strategy and management’s capability; the issuer’s financial condition including in respect of capital, funding and liquidity; competitive and economic conditions in the issuer’s key markets; the level of political support for the industries in which the issuer operates; and legal and regulatory frameworks affecting the issuer’s legal structure, business activities and the rights of its creditors. The credit rating agencies may also revise the ratings methodologies applicable to issuers within a particular industry, or political or economic region. If credit rating agencies perceive there to be adverse changes in the factors affecting an issuer’s credit rating, including by virtue of changes to applicable ratings methodologies, the credit rating agencies may downgrade, suspend or withdraw the ratings assigned to an issuer and/or its securities.

In particular, Moody’s Investors Service, S&P Global Ratings and Fitch Ratings each published revised methodologies applicable to bank ratings (including our ratings) during 2015. Further revisions to ratings methodologies and actions on our ratings or ratings of our subsidiaries (including but not limited to SMBC) by the credit rating agencies may occur in the future, which may result in downgrading of certain ratings.

A downgrade or potential downgrade in these ratings or the assignment of new ratings that are lower than existing ratings could reduce the number of potential investors in the notes and adversely affect the prices and liquidity of the notes. A security rating is not a recommendation to buy, sell or hold the notes and may be subject to suspension, reduction or withdrawal at any time by the assigning rating agency.

The tax treatment of the notes for U.S. federal income tax purposes is uncertain.

The treatment of the notes for U.S. federal income tax purposes is uncertain. The determination of whether an obligation represents a debt or equity interest is based on all the relevant facts and circumstances at the time the obligation is issued. There is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the notes that are denominated as debt instruments and have certain significant debt features, but that provide for a possible write-down under which investors could lose all of their investment in the notes and any associated creditor rights upon the occurrence of a Non-Viability Event.

In the absence of authority addressing the proper characterization of instruments such as the notes, to the extent required to take a position, we intend to treat the notes as debt for U.S. federal income tax purposes. However, we will not request any ruling from the U.S. Internal Revenue Service, or the IRS, regarding the treatment of the notes for U.S. federal income tax purposes and the IRS or a court may conclude that the notes should be treated as equity for U.S. federal income tax purposes. Prospective investors should consult their tax advisers as to the proper characterization of the notes for U.S. federal income tax purposes. See “Taxation—Material U.S. Federal Income Tax Considerations.

Foreign Account Tax Compliance Act

Provisions of U.S. tax law commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, impose a 30% withholding tax on certain U.S.-source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes), unless the financial institution is a “participating foreign financial institution,” or a PFFI, or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury

Department, or a PFFI agreement, pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI is required to obtain and report to the IRS certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and may be required to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers can rely on them prior to their finalization), no such withholding will be required before the date that is two years after the date of publication of final Treasury regulations defining the term “foreign passthru payments.” In addition, in the case of non-U.S. obligations treated as debt for U.S. federal income tax purposes, no such withholding would apply if the non-U.S. debt obligations are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. The United States and Japan have entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by the Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS as a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

USE OF PROCEEDS

We estimate that the net proceeds (after deducting underwriting commissions and estimated offering expenses) from the sale of the notes will be approximately $842 million. We intend to use the net proceeds of this offering to extend a subordinated loan, intended to qualify as Tier 2 Capital and internal TLAC, to SMBC. SMBC intends to use the proceeds of the loan for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness presented in accordance with IFRS, as of March 31, 2021 and adjusted to give effect to the issuance of the notes but not adjusted for the concurrent issuance of the Concurrent Senior Notes. It should be read in conjunction with our consolidated financial statements prepared in accordance with IFRS, which are incorporated by reference herein.

	As of March 31, 2021
	Actual	As adjusted
	(Millions of yen)
Indebtedness:(1)
Borrowings
Unsubordinated borrowings	¥17,565,291	¥17,565,291
Subordinated borrowings	249,833	249,833
Liabilities associated with securitization transactions	1,227,590	1,227,590
Lease liabilities	380,641	380,641

Total borrowings	19,423,355	19,423,355

Debt securities in issue
Commercial paper	2,325,290	2,325,290
Unsubordinated bonds(2)	7,625,948	7,625,948
Subordinated bonds(2)	1,277,362	1,277,362
Bonds being issued(3)	—	94,104

Total debt securities in issue	11,228,600	11,322,704

Financial liabilities designated at fair value through profit or loss(4)	239,519	239,519

Total indebtedness(5)	30,891,474	30,985,578

Equity:
Capital stock	2,341,274	2,341,274
Capital surplus	722,595	722,595
Retained earnings	6,078,208	6,078,208
Treasury stock	(13,699)	(13,699)

Equity excluding other reserves	9,128,378	9,128,378
Other reserves	2,430,857	2,430,857

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	11,559,235	11,559,235
Non-controlling interests	68,379	68,379
Equity attributable to other equity instruments holders	648,536	648,536

Total equity	12,276,150	12,276,150

Total capitalization and indebtedness(6)	¥43,167,624	¥43,261,728

(1)	Figures for indebtedness do not include contingent liabilities.
(2)

We and certain of our subsidiaries, including SMBC, regularly issue senior and subordinated debt securities in a variety of currencies and issuance formats, including debt securities of SMFG similar to the notes offered hereby and debt securities of SMBC under its Global Medium Term Notes Program, Euro Medium Term Note Programme and Covered Bond Programme. Issuances, redemptions and repurchases of debt securities from April 1, 2021 to the date hereof, other than the issuance of the notes, are not reflected in the table above.

(3)

Converted to Japanese yen based on the exchange rate of ¥110.71 = $1.00, which was SMBC’s median exchange rate quotation for buying and selling spot dollars by telegraphic transfer against yen on March 31, 2021.

(4)	Relates to certain debt securities issued by SMBC Group subsidiaries for which we adopted the fair value option.
(5)	48.4% of our total indebtedness was secured as of March 31, 2021.
(6)	Except as disclosed in this prospectus supplement, there has been no material change in our consolidated capitalization and indebtedness since March 31, 2021.

SELECTED FINANCIAL AND OTHER INFORMATION (IFRS)

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2021, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with IFRS. Our annual IFRS consolidated financial statements for the fiscal years ended March 31, 2019, 2020 and 2021 are included in our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on June 29, 2021, which is incorporated by reference herein.

	Fiscal year ended March 31,
	2017	2018	2019(1)	2020(2)	2021(2)
	(Billions of yen, except per share data)
Consolidated income statement data:
Interest income	¥1,900	¥2,144	¥2,406	¥2,407	¥1,780
Interest expense	541	772	1,137	1,091	397
Net interest income	1,360	1,372	1,269	1,316	1,383
Fee and commission income	1,066	1,131	1,102	1,147	1,174
Fee and commission expense	182	179	178	204	202
Net fee and commission income	885	952	923	943	973
Net trading income	184	270	320	134	238
Net income (loss) from financial assets and liabilities at fair value through profit or loss	2	(1)	55	(22)	280
Net investment income	305	424	94	176	154
Other income	574	756	506	156	138
Total operating income	3,310	3,774	3,167	2,704	3,166
Impairment charges on financial assets	213	137	120	260	282
Net operating income	3,097	3,638	3,047	2,444	2,883
General and administrative expenses	1,714	1,775	1,680	1,696	1,679
Other expenses	532	793	576	489	284
Operating expenses	2,246	2,568	2,255	2,185	1,963
Share of post-tax profit of associates and joint ventures	29	49	40	24	36
Profit before tax	880	1,119	832	283	956
Income tax expense	140	229	184	52	251
Net profit	¥741	¥890	¥648	¥231	¥705

Profit attributable to:
Shareholders of Sumitomo Mitsui Financial Group, Inc.	¥628	¥760	¥542	¥200	¥687
Non-controlling interests	105	120	94	19	4
Other equity instruments holders	8	10	12	12	13
Earnings per share:
Basic	¥458.56	¥538.84	¥387.76	¥145.48	¥501.73
Diluted	458.18	538.43	387.49	145.39	501.49
Weighted average number of common shares in issue (in thousands of shares)	1,369,231	1,410,442	1,397,599	1,375,118	1,370,214
Dividends per share in respect of each fiscal year:
Common stock	¥150	¥155	¥175	¥185	¥195
	$1.34	$1.46	$1.58	$1.70	$1.76

	As of March 31,
	2017	2018	2019(1)	2020(2)	2021(2)
	(Billions of yen)
Consolidated statement of financial position data:
Total assets	¥191,151	¥192,176	¥195,504	¥212,158	¥235,025
Loans and advances	95,274	85,129	90,683	94,672	97,715
Total liabilities	179,264	179,680	183,730	201,224	222,749
Deposits	130,295	128,462	134,405	138,431	155,494
Borrowings	12,246	10,652	12,168	17,121	19,423
Debt securities in issue	11,166	10,569	11,171	10,985	11,229
Total equity	11,887	12,496	11,773	10,935	12,276
Capital stock	2,338	2,339	2,339	2,340	2,341

(1)

On April 1, 2018, we adopted IFRS 9 “Financial Instruments” and IFRS 15 “Revenue from Contracts with Customers” retrospectively by adjusting the consolidated statement of financial position at the date of initial application, and have not restated comparatives as permitted by IFRS 9 and IFRS 15.

(2)

On April 1, 2019, we adopted IFRS 16 “Leases” retrospectively by adjusting the consolidated statement of financial position at the date of initial application, and have not restated comparatives as permitted by IFRS 16.

From the fiscal year ended March 31, 2020, premiums for deposit insurance have been reclassified from “General and administrative expense” to “Interest expense.” Prior year periods have been reclassified to conform to the current presentation.

SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION (JAPANESE GAAP)

Supplemental Consolidated Information for SMFG

The tables below set forth our selected consolidated financial information as of and for each of the five fiscal years ended March 31, 2021, which is derived from our audited annual consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP, and our selected consolidated financial information as of June 30, 2021, and for the three months ended June 30, 2020 and 2021, which is derived from our unaudited quarterly consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. An English translation of such unaudited quarterly consolidated financial statements is included in our Form 6-K furnished to the SEC on August 19, 2021, which is incorporated by reference herein. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A. Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. Our results of operations for the three months ended June 30, 2021 are not necessarily indicative of our operating results for the fiscal year ending March 31, 2021 or for any other period.

	Fiscal year ended March 31,					Three months ended June 30,
	2017	2018	2019	2020	2021	2020	2021
	(Billions of yen)
Consolidated income statement information:
Consolidated gross profit	¥2,921	¥2,981	¥2,846	¥2,769	¥2,806	¥678	¥692
Net interest income	1,359	1,390	1,331	1,307	1,335	318	354
Trust fees	4	4	5	5	5	1	1
Net fees and commissions	1,013	1,067	1,060	1,083	1,094	230	273
Net trading income	237	246	191	263	200	69	66
Net other operating income	308	274	259	111	172	60	(2)
General and administrative expenses	(1,812)	(1,816)	(1,715)	(1,740)	(1,747)	(421)	(438)
Equity in gains (losses) of affiliates	25	39	61	56	25	4	13
Consolidated net business profit	1,133	1,204	1,192	1,085	1,084	261	267
Total credit cost	(164)	(94)	(110)	(171)	(361)	(115)	(10)
Gains (losses) on stocks	55	119	116	80	93	(1)	40
Other income (expenses)	(18)	(64)	(63)	(63)	(105)	(28)	(10)

Ordinary profit	1,006	1,164	1,135	932	711	118	287
Extraordinary gains (losses)	(27)	(55)	(12)	(43)	(39)	(1)	(2)

Income before income taxes	979	1,109	1,124	889	672	117	285
Income taxes	(171)	(271)	(331)	(168)	(156)	(31)	(80)
Profit attributable to non-controlling interests	(102)	(104)	(65)	(17)	(3)	0	(2)

Profit attributable to owners of parent	¥707	¥734	¥727	¥704	¥513	¥86	¥203

	As of March 31,					As of June 30, 2021
	2017	2018	2019	2020	2021
	(Billions of yen, except percentages)
Consolidated balance sheet information:
Total assets	¥197,792	¥199,049	¥203,659	¥219,864	¥242,584	¥240,120
Loans and bills discounted	80,237	72,946	77,979	82,518	85,133	84,236
Reserve for possible loan losses(1)	(646)	(536)	(469)	(479)	(659)	(632)
Securities	24,632	25,713	24,338	27,129	36,549	35,920
Deposits (including negotiable certificates of deposit)	129,711	127,698	133,491	137,223	154,597	154,109
Net assets	11,234	11,613	11,452	10,785	11,899	12,020
NPL ratio(2)	1.00%	0.78%	0.76%	0.68%	0.98%	0.93%
Loan-to-deposit ratio	61.9%	57.1%	58.4%	60.1%	55.1%	54.7%

(1)

Reserve for possible loan losses includes a general reserve, a specific reserve and a reserve for specific overseas countries. “Loan losses” includes losses derived not only from loans but also from other claims to borrowers, including commitments to extend credit, guarantees and standby letters of credit.

(2)

Non-performing loan ratio, or NPL ratio, equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Act on Emergency Measures for the Revitalization of the Financial Functions of Japan, or the Financial Reconstruction Act, divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Financial Reconstruction Act.

Supplemental Non-Consolidated Information for SMBC

The tables below set forth selected non-consolidated financial information of SMBC as of and for each of the five fiscal years ended March 31, 2021, which is derived from SMBC’s audited annual non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. The tables also set forth selected non-consolidated financial information of SMBC as of June 30, 2021, and for the three months ended June 30, 2020 and 2021, which is derived from SMBC’s unaudited quarterly non-consolidated financial statements as of and for the same periods, prepared in accordance with Japanese GAAP. SMBC’s audited annual non-consolidated financial statements and unaudited quarterly non-consolidated financial statements are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

	Fiscal year ended March 31,
	2017	2018	2019	2020	2021
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥1,664	¥1,428	¥1,396	¥1,412	¥1,482
Net interest income	1,139	957	944	878	936
Trust fees	2	2	2	2	2
Net fees and commissions	349	330	342	323	331
Net trading income (losses)	60	59	43	112	17
Net other operating income (expenses)	114	80	64	97	196
Net gains (losses) on bonds	44	12	3	74	80
Expenses(2)	(817)	(811)	(812)	(808)	(816)
Personnel expenses	(332)	(330)	(325)	(320)	(327)
Non-personnel expenses	(434)	(432)	(438)	(438)	(440)
Taxes	(50)	(49)	(48)	(50)	(50)
Banking profit (before provision for general reserve for possible loan losses)(3)	847	617	584	604	665
Total credit cost(4)	(61)	27	2	(50)	(243)
Net gains (losses) on stocks	115	128	68	52	64
Other non-recurring gains (losses)	(37)	(16)	(5)	(122)	(50)
Ordinary profit	864	755	650	484	436
Net income	682	577	477	317	338

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	1.05%	0.98%	0.94%	0.91%	0.84%
Interest rate paid on domestic deposits, etc.	0.01%	0.00%	0.00%	0.00%	0.00%
Interest spread(5)	1.04%	0.98%	0.94%	0.91%	0.84%
Overhead ratio(6)	49.1%	56.8%	58.2%	57.2%	55.1%

	Three months ended June 30,
	2020	2021
	(Billions of yen, except percentages)
Non-consolidated income analysis information:
Gross banking profit(1)	¥371	¥349
Net interest income	210	236
Trust fees	0	0
Net fees and commissions	70	81
Net trading income (losses)	29	24
Net other operating income (expenses)	62	8
Net gains (losses) on bonds	64	10
Expenses(2)	(204)	(208)
Personnel expenses	(82)	(82)
Non-personnel expenses	(107)	(111)
Taxes	(14)	(15)
Banking profit (before provision for general reserve for possible loan losses)(3)	168	141
Total credit cost(4)	(72)	14
Net gains (losses) on stocks	(2)	39
Other non-recurring gains (losses)	(19)	(20)
Ordinary profit	74	174
Net income	53	117

Non-consolidated other financial information:
Interest rate earned on domestic loans and bills discounted	0.84%	0.85%
Interest rate paid on domestic deposits, etc.	0.00%	0.00%
Interest spread(5)	0.84%	0.85%
Overhead ratio(6)	54.9%	59.6%

(1)

Gross banking profit (gyoumu ararieki) is the sum of net interest income, trust fees, net fees and commissions, net trading income (losses) and net other operating income (expenses). The Banking Act requires Japanese banks to disclose gross banking profit on a non-consolidated basis.

(2)	Expenses do not include non-recurring losses (credit costs and losses on stocks, etc.).
(3)

Banking profit (before provision for general reserve for possible loan losses) (gyoumu jun-eki), a commonly used indicator of the profitability of banking operations among Japanese banks, is calculated as follows: net interest income + trust fees + net fees and commissions + net trading income (losses) + net other operating income (expenses) – general and administrative expenses on a non-consolidated basis.

(4)

Total credit cost = Provision for reserve for possible loan losses + Write-off of loans + Losses on sales of delinquent loans – Gains on reversal of reserve for possible loan losses – Recoveries of written-off claims.

(5)	Interest spread is the difference between the rate of the interest earned on average interest-earning assets and the rate of interest paid on average interest-bearing liabilities.
(6)	Overhead ratio is SMBC’s expenses divided by gross banking profit.

	As of March 31,					As of June 30, 2021
	2017	2018	2019	2020	2021
	(Billions of yen, except percentages)
Non-consolidated balance sheet information:
Total assets	¥162,282	¥170,923	¥179,349	¥193,964	¥215,847	/
Loans and bills discounted	75,585	73,896	76,402	80,187	81,938	¥81,052
Classified by type of loan:
Loans to small- and medium-sized enterprises, etc.(1)	34,083	33,700	32,995	33,095	33,528	/
Consumer loans	13,873	13,499	13,001	12,427	12,003	/
Housing loans	12,912	12,567	12,118	11,584	11,239	/
Classified by location:
Domestic offices (excluding offshore banking accounts)	54,503	53,208	53,967	54,613	56,909	55,971
Overseas offices and offshore banking accounts	21,082	20,688	22,434	25,574	25,028	25,081
Deposits (including negotiable certificates of deposit)	117,854	121,508	127,673	130,554	147,389	/
Loan-to-deposit ratio	64.1%	60.8%	59.8%	61.4%	55.6%	/

Non-consolidated credit quality information:
NPLs(2)	¥568	¥436	¥476	¥429	¥628	¥600
NPL ratio(3)	0.65%	0.51%	0.54%	0.46%	0.65%	0.63%
Reserve ratio to unsecured assets(4)	63.76%	69.49%	66.62%	66.81%	57.91%	/

(1)

Loans to small- and medium-sized enterprises, etc., represent a portion of all loans and bills discounted and include some consumer loans. Includes loans to individuals. Housing loans are a subset of consumer loans.

(2)	Loans, acceptances and guarantees, suspense payments and other credit-type assets are included in NPLs based on the Financial Reconstruction Act.
(3)

NPL ratio equals the aggregate amount of outstanding loans and credit-type assets classified as NPLs under the Financial Reconstruction Act divided by the aggregate amount of all loans and credit-type assets subject to disclosure under the Financial Reconstruction Act.

(4)

Reserve ratio to unsecured assets equals the sum of the specific reserve and the general reserve for substandard loans divided by the aggregate amount of unsecured loans classified as NPLs under the Financial Reconstruction Act.

Capital Ratios

The table below sets forth the risk-weighted capital ratios, total capital, and risk-weighted assets, or RWA, for us on a consolidated basis as of March 31, 2020 and 2021, in each case under Japanese GAAP and based on the Basel III rules.

	As of March 31,		As of June 30, 2021
	2020	2021
	(Billions of yen, except percentages)
SMFG (consolidated):
Total risk-weighted capital ratio (consolidated)	18.75%	18.61%	18.19%
Tier 1 risk-weighted capital ratio (consolidated)	16.63%	16.96%	16.76%
Common Equity Tier 1 risk-weighted capital ratio (consolidated)	15.55%	16.00%	15.81%
Total capital (Common Equity Tier 1 capital + Additional Tier 1 capital + Tier 2 capital)	¥11,552.0	¥12,289.3	¥12,330.3
Tier 1 capital (Common Equity Tier 1 capital + Additional Tier 1 capital)	10,249.9	11,199.3	11,359.1
Common Equity Tier 1 capital	9,581.3	10,562.8	10,718.2
Risk-weighted assets	61,599.1	66,008.0	67,763.9
The amount of total minimum capital requirements(1)	4,927.9	5,280.6	5,421.1

(1)	The amount of total minimum capital requirements is calculated by multiplying RWA by 8%.

We have been managing our regulatory capital ratios by focusing on controlling our RWA while increasing profitability.

Other Supplementary Information

SMBC’s Bond Portfolio

SMBC’s bond portfolio is principally held for ALM purposes, with a small number of securities being held for inventory purposes for sales to customers. Most of SMBC’s bond portfolio is comprised of fixed-rate Japanese and local government bonds and high quality corporate bonds denominated in yen. On a non-consolidated basis, the approximate average duration of SMBC’s yen-denominated bond portfolio, including Japanese government bonds, or JGBs, but excluding private placement bonds, bonds held-to-maturity and bonds for which fair value hedge accounting is applied, was 2.5 years and 2.6 years as of March 31, 2021 and June 30, 2021, respectively. Bonds are also held to enhance liquidity, and, when needed, they can be used as collateral for call money or other money market funding or short-term borrowing from the Bank of Japan, or the BOJ. Sales of bonds are made from time to time in order to recognize discretionary gains. SMBC’s Treasury Department actively monitors the interest rate and maturity profile of its bond portfolio as part of our overall risk management.

Operating Results of SMBC Nikko Securities

SMBC Nikko Securities, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded net operating revenue of ¥316.0 billion, ordinary income of ¥49.8 billion and profit attributable to owners of parent of ¥39.2 billion for the fiscal year ended March 31, 2020, net operating revenue of ¥357.9 billion, ordinary income of ¥90.7 billion and profit attributable to owners of parent of ¥71.7 billion for the fiscal year ended March 31, 2021 and net operating revenue of ¥88.2 billion, ordinary income of ¥20.8 billion and profit attributable to owners of parent of ¥14.6 billion for the three months ended June 30, 2021.

Operating Results of SMBC Consumer Finance

SMBC Consumer Finance, on a consolidated basis, prepared in accordance with Japanese GAAP, recorded operating income of ¥288.5 billion, ordinary profit of ¥60.5 billion and profit attributable to owners of parent of ¥90.1 billion for the fiscal year ended March 31, 2020, operating income of ¥273.5 billion, ordinary profit of ¥73.5 billion and profit attributable to owners of parent of ¥54.1 billion for the fiscal year ended March 31, 2021 and operating income of ¥67.4 billion, ordinary profit of ¥18.3 billion and profit attributable to owners of parent of ¥15.5 billion for the three months ended June 30, 2021. The provision for interest repayment was ¥106.1 billion as of March 31, 2020, ¥100.8 billion and ¥93.5 billion as of March 31, 2021 and June 30, 2021, respectively. There were approximately 17,300 and 4,100 customer claims for refunds for the fiscal year ended March 31, 2021 and June 30, 2021, respectively.

DESCRIPTION OF THE NOTES

The following description of the notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of our subordinated debt securities set forth in the accompanying prospectus under the heading “Description of the Debt Securities.” It is important for you to consider the information contained in this prospectus supplement and in the accompanying prospectus and any applicable pricing term sheet in making your investment decision with respect to the notes. Whenever a defined term is referred to but not defined in this section, the definition of that term is contained in the accompanying prospectus or in the Indenture.

General

The notes will constitute subordinated debt securities to be issued under a subordinated indenture between us and The Bank of New York Mellon, as trustee, dated as of September 17, 2019, as may be supplemented from time to time, or the Indenture. The Indenture is qualified under the U.S. Trust Indenture Act of 1939, as amended. The Indenture is more fully described in the accompanying prospectus. Copies of the Indenture and any amendments or supplements thereto will be available at the offices of the trustee.

We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more registered notes in global form without coupons deposited with a custodian and registered in the name of DTC or its nominee, in each case for credit to the accounts of direct and indirect participants, including Euroclear and Clearstream. In certain circumstances, the notes may be represented by definitive notes in certificated form. See “Description of the Debt Securities—Form, Book-entry and Transfer” in the accompanying prospectus.

The notes will not be redeemable prior to maturity, except as set forth below under “—Redemption for Taxation Reasons” or “—Redemption for Regulatory Reasons,” and will not be subject to any sinking fund.

In this section, the term “business day” means any day which is not a day on which banking institutions in The City of New York, London or Tokyo are authorized or required by law, regulation or executive order to close.

Ranking

The notes will constitute our direct and unsecured obligations and shall at all times rank pari passu and without any preference among themselves and at least equally and ratably with all of our indebtedness that is subordinated to Senior Indebtedness and is in priority to all of our perpetual subordinated indebtedness, including indebtedness in respect of preference or other shares or any other indebtedness which ranks, or is expressed to rank, pari passu with, or junior to, indebtedness in respect of perpetual subordinated indebtedness.

Subordination

Upon the occurrence and continuation of a Subordination Event (as defined below), our obligations pursuant to the notes shall be subordinated in right of payment to all Senior Indebtedness and, so long as such Subordination Event continues (and in the case of civil rehabilitation proceedings, so long as neither a Summary Rehabilitation Order (as defined below) nor Consent Rehabilitation Order (as defined below) shall have been issued), no payment will be made under the notes (except for such amounts which shall have become due and payable, other than solely by way of acceleration, prior to the occurrence of a Subordination Event) unless and until (i) in the case of Subordination Event (a), all Senior Indebtedness appearing on the final distribution list prepared by the administrator for the final distribution of bankruptcy assets pursuant to the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) or any successor legislation thereto, or the Bankruptcy Act, is paid in full or provision has been made for the payment in full thereof pursuant to the Bankruptcy Act, (ii) in the case of

Subordination Event (b), all Senior Indebtedness appearing in the plan of reorganization, at the date such plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness, subject to modification of such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification, (iii) in the case of Subordination Event (c), all Senior Indebtedness appearing in the plan of rehabilitation, at the date such a plan has become final and conclusive after approval by a court of competent jurisdiction in Japan, as our indebtedness, subject to modification in such plan, is paid in full to the extent of the original amount of such indebtedness without regard to such modification or (iv) in the case of Subordination Event (d), conditions equivalent to those set out in (i), (ii) or (iii) above have been fulfilled; provided that, notwithstanding any provision herein to the contrary, if the imposition of any such condition is not allowed under such proceedings, any amount which becomes due under the notes shall become payable in accordance with the Conditions for Payment set forth in the Indenture and not subject to such impermissible condition.

The rights of the holders of the notes will be reinstated with respect to any payments made to holders that are subsequently avoided in the bankruptcy, reorganization or rehabilitation, as though such payments had not been made.

We shall make no amendment or modification to the subordination provisions contained in the Indenture that is prejudicial to any present or future creditor in respect of any of our Senior Indebtedness. No such amendment or modification shall in any event be effective against any such creditor.

A holder of a note by his acceptance thereof shall thereby agree that if any payment is made to the holder of such note with respect to a payment obligation that did not become due and payable prior to the occurrence of a Subordination Event and the amount of such payment shall exceed the amount, if any, that should have been paid to such holder (upon the proper application of the subordination provision of the notes), the payment of such excess amount shall be deemed null and void and such holder shall be obliged to return the amount of the excess payment within ten days after receiving notice of the excess payment, and shall also thereby agree that upon the occurrence of a Subordination Event and so long as such Subordination Event shall continue, such holder shall not exercise any right to set off any of our liabilities under the notes (except for such amounts which shall have become due and payable, other than solely by way of acceleration, prior to the occurrence of a Subordination Event) against any liabilities of such holder owed to us unless, until and only in such amount as our liabilities under the notes become payable pursuant to the proper application of the subordination provisions of the notes.

“Consent Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 217, Paragraph (1) of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act and the resolution of a civil rehabilitation plan shall be omitted.

“Senior Indebtedness” means all our liabilities (including, for the avoidance of doubt, statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined under the Bankruptcy Act) other than (i) liabilities under the notes which shall not have become due and payable prior to the occurrence of a Subordination Event, (ii) liabilities under the notes which shall have become due and payable solely by way of acceleration prior to such date and (iii) other liabilities ranking pari passu with, or junior to, the notes.

“Subordination Event” means any one of the following events:

(a) a court of competent jurisdiction in Japan shall have adjudicated us to be bankrupt pursuant to the provisions of the Bankruptcy Act;

(b) a court of competent jurisdiction in Japan shall have commenced reorganization proceedings with respect to us pursuant to the provisions of the Corporate Reorganization Act of Japan (Act No. 154 of 2002 as amended), or the Reorganization Act;

(c) a court of competent jurisdiction in Japan shall have commenced civil rehabilitation proceedings with respect to us pursuant to the provisions of the Civil Rehabilitation Act of Japan (Act No. 225 of 1999 as amended) or any successor legislation thereto, or the Civil Rehabilitation Act; or

(d) we shall have become subject to bankruptcy, corporate reorganization, civil rehabilitation or other equivalent proceedings pursuant to any applicable law of any jurisdiction other than Japan, which proceedings have an equivalent effect to those set out in (a), (b) or (c) above.

“Summary Rehabilitation Order” means a decision of a court of competent jurisdiction under Article 211, Paragraph (1) of the Civil Rehabilitation Act to the effect that the procedures for the investigation and confirmation of civil rehabilitation claims as defined in Article 84 of the Civil Rehabilitation Act shall be omitted.

For the avoidance of doubt, in the course of any potential bankruptcy proceedings pursuant to the Bankruptcy Act, claims of the holders of the notes (other than claims that shall have become due and payable, other than by way of acceleration, prior to the occurrence of a Subordination Event) will rank junior in priority to statutory subordinated bankruptcy claims (retsugoteki hasan saiken), as defined in the Bankruptcy Act, in any distributions in such bankruptcy proceedings. Statutory subordinated bankruptcy claims will constitute Senior Indebtedness.

As a consequence of the subordination provisions in the notes, in the event of the occurrence of a Subordination Event, the holders of the notes may recover less ratably than the holders of our unsubordinated liabilities. Holders of the notes may be required to pursue their claims with respect to the notes in Japan. To the extent that holders of the notes are entitled to any recovery with respect to the notes in any Japanese action or proceeding, such holders might not be entitled in such an action or proceeding to a recovery in U.S. dollars and might be entitled in such an action or proceeding only to a recovery in Japanese yen. We have agreed pursuant to the terms of the Indenture to indemnify the holders of the notes against certain losses incurred as a result of any judgment or order being given or made for any amount due under the notes and such judgment or order being expressed and paid in a currency other than U.S. dollars. See “Description of the Debt Securities—Indemnification of Judgment Currency” in the accompanying prospectus.

Any amounts due under this indemnification and any additional amounts due in respect of Japanese withholding taxes as provided by the terms of the notes will be subordinated in right of payment in any such proceeding. See “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus. Pursuant to the provisions of the Bankruptcy Act, Reorganization Act or Civil Rehabilitation Act, the holders of our liabilities (both subordinated and unsubordinated) will be required to file a notice of claim in Japan upon the occurrence of a Subordination Event. Upon the expiration of the period for filing such notices, based on the notices filed and our records, an official list of liabilities that will be entitled to receive distribution in a bankruptcy, reorganization proceeding or rehabilitation proceeding will be determined pursuant to the provisions of the Bankruptcy Act, the Reorganization Act or the Civil Rehabilitation Act.

As of March 31, 2021, we had ¥989.4 billion in outstanding subordinated indebtedness which, upon the occurrence of a Subordination Event, would rank pari passu with the obligations under the notes. As of March 31, 2021, we had ¥30,891.5 billion in indebtedness on a consolidated basis. Neither the Indenture nor the notes contain any limitations on the amount of Senior Indebtedness or other liabilities that we may hereafter incur or assume (including through guarantee obligations) or on the amount of indebtedness or other liabilities that our subsidiaries may hereafter incur.

Principal, Maturity and Interest for the Notes

We expect to issue subordinated notes with the initial aggregate principal amount and maturity date set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” Principal in respect of the notes will be repaid at maturity at a price of 100% of the principal amount unless the notes are previously redeemed or otherwise cancelled.

Interest on the notes will accrue at the rate per annum, and from the date, set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering.” We will pay interest on the notes semiannually in arrears on the dates set forth in the applicable pricing term sheet and described on the cover page of this prospectus supplement and under “Prospectus Supplement Summary—The Offering,” to the persons in whose names the notes are registered as of the close of business on the fifteenth day before the interest payment date (whether or not a business day). Interest on the notes will be paid to but excluding the relevant interest payment date. We will compute interest on the notes on the basis of a 360-day year consisting of twelve 30-day months.

Our obligations to make payments of principal of or interest on the notes are subject to the subordination provisions and the non-viability loss absorption provisions described herein under “—Subordination” and “—Write-Down upon a Non-Viability Event,” respectively.

We will pay the principal of and interest on the notes in U.S. dollars or in such other coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

If any payment is due on the notes on a day that is not a business day, we will make payment on the date that is the next succeeding business day. Payments postponed to the next succeeding business day in this situation will be treated as if they were made on the original due date. Postponement of this kind will not result in a default under the notes, and no interest will accrue on the postponed amount from the original due date to the next succeeding business day.

All payments in respect of the notes will be subject in all cases to any applicable fiscal laws or other laws and regulations, and, except as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, no additional amounts will be payable as a result of the withholding or deduction of any taxes or duties of whatever nature imposed or levied as a result of such laws or regulations.

Redemption for Taxation Reasons

The notes may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations (as defined below)), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of the notes together with accrued and unpaid interest to (but excluding) the date fixed for redemption and any additional amounts thereon, if (i) we have been or will become obliged to pay additional amounts with respect to the notes as described in “Description of the Debt Securities—Taxation and Additional Amounts” in the accompanying prospectus, or (ii) there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the notes is not or will not be deductible from our taxable income or is or will be required to be deducted from the amount to be excluded from our taxable gross receipts, in each case of (i) and (ii) above, as a result of any change in, or amendment to, the laws or regulations of Japan or any political subdivision or any authority thereof or therein having power to tax, or any change in application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the original issuance date of the notes and such obligation cannot be avoided by the taking of reasonable measures available to us; provided, that in the case of (i) above no such notice of redemption shall be given sooner than ninety (90) days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment then due in respect of such notes. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled and an opinion of independent legal or tax advisor of recognized standing to the effect that (i) we have become or will be obliged to pay such additional amounts or (ii) there is more than an insubstantial risk that, for Japanese corporate tax purposes, any portion of the interest payable on the notes is not or will not be deductible from our taxable income or is or will be required to be deducted from the amount to be excluded from our taxable gross receipts, as the case may be, as a result of such change or amendment.

Redemption for Regulatory Reasons

The notes may be redeemed at our option, in whole, but not in part, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Applicable Banking Regulations), on giving not less than thirty (30) nor more than sixty (60) days’ notice of redemption to the holders (which notice shall be irrevocable and shall conform to all requirements with respect to such notice as set forth in the Indenture) at a redemption price equal to 100% of the principal amount of the notes together with accrued and unpaid interest (including additional amounts with respect thereto, if any) to (but excluding) the date fixed for redemption if, as a result of any change in, or amendment to, the Applicable Banking Regulations, which change or amendment becomes effective on or after the issuance date of the notes, we determine after consultation with the FSA that there is more than an insubstantial risk that the notes will be fully excluded from our Tier 2 Capital under the applicable standards set forth in the Applicable Banking Regulations and such exclusion cannot be avoided by us through the taking of reasonable measures available to us. Prior to the publication of any notice of redemption pursuant to this paragraph, we shall deliver to the trustee a certificate signed by an authorized officer stating that the conditions precedent to our right to so redeem have been fulfilled.

“Tier 2 Capital” means, any and all items constituting Tier 2 capital, as defined in the Applicable Banking Regulations.

“Applicable Banking Regulations” means, at any time, the capital adequacy regulations, public ministerial announcements, guidelines and policies then in effect of the FSA or other governmental authority that are applicable to us, including, without limitation, the Public Ministerial Announcement (kokuji (No. 20 of the FSA Public Ministerial Announcement of 2006, as amended)).

Write-Down upon a Non-Viability Event

If a Non-Viability Event occurs, the notes will be subject to a “Write-Down” on the Write-Down Date, automatically and without any additional action by us, the trustee, the agents or the holders of the notes.

Upon the Write-Down:

(i)

the full principal amount of each note, except for principal that has become due and payable prior to the occurrence of the Non-Viability Event, will be permanently written down to zero and the notes will be cancelled; and

(ii)

the holders of the notes will be deemed to have irrevocably waived their right to claim or receive, and will not have any rights against us, the trustee or the agents with respect to, payment of principal of or interest on the notes (including additional amounts with respect thereto, if any), except for any payments of principal or interest (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event.

Our obligations with respect to, and any claims for, the payment of principal of or interest on the notes (including additional amounts with respect thereto, if any), except for payments of principal or interest (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event, will be suspended from the occurrence of the Non-Viability Event until the Write-Down Date.

Except for claims with respect to payments of principal of or interest on the notes (including additional amounts with respect thereto, if any) that have become due and payable prior to the occurrence of the Non-Viability Event, as described above, upon the occurrence of a Non-Viability Event, (a) the holders of the notes shall have no rights whatsoever under the Indenture or the notes to take any action or enforce any rights or to instruct the trustee to take any action or enforce any rights whatsoever, (b) except for any indemnity or security provided by any holder in such instruction or related to such instruction, any instruction previously given to the trustee by any holders shall cease automatically and shall be deemed null and void and of no further effect, (c) no holder may exercise, claim or plead any right of set-off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the notes and each holder of notes shall, by virtue of its holding of any notes, be deemed to have irrevocably waived all such rights of set-off, compensation or retention and (d) no holder will be entitled to make any claim in any bankruptcy, insolvency or liquidation proceedings involving us or have any ability to initiate or participate in any such proceedings or do so through a representative.

A “Non-Viability Event” will be deemed to have occurred when the Prime Minister of Japan, following deliberation by Japan’s Financial Crisis Response Council pursuant to the Deposit Insurance Act, confirms (nintei) that “Specified Item 2 measures (tokutei dai nigo sochi),” which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (including any successor articles thereto), as then in effect, need to be applied to us under circumstances where our liabilities exceed or are likely to exceed our assets, or we have suspended or are likely to suspend payment of our obligations. See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations for Stabilizing the Financial System—Deposit Insurance System” in our annual report on Form 20-F for the fiscal year ended March 31, 2021, which is incorporated by reference herein.

We shall, on the date of or as soon as practicable after the occurrence of a Non-Viability Event, deliver a written notice, or a Write-Down Notice, to the holders of the notes through DTC and to the trustee and the agents, confirming, among other things, the occurrence of such Non-Viability Event and the Write-Down Date. Any failure or delay by us to provide a Write-Down Notice, shall not change or delay the effect of the occurrence of the Non-Viability Event on our payment obligations under the notes.

The “Write-Down Date” means the date on which the Write-Down will become effective, as specified in the relevant Write-Down Notice. The Write-Down Date shall be determined by us in consultation with the FSA and any other supervisory authorities and shall be no less than one and no more than ten business days following the date of the Write-Down Notice.

Following the receipt of a Write-Down Notice by DTC and the commencement of the Suspension Period, DTC will suspend all clearance and settlement of the notes through DTC. Consequently, the holders of beneficial interests in the notes will not be able to settle the transfer of any notes through DTC upon the commencement of the Suspension Period, and any sale or other transfer of the notes that a holder may have initiated prior to the commencement of the Suspension Period that is scheduled to settle during the Suspension Period will be rejected by, and will not be settled within, DTC. See “Risk Factors—Risks Related to the Notes—Settlement activities of the notes through DTC will be suspended following DTC’s receipt of a Write-Down Notice specifying the occurrence of a Non-Viability Event.”

“Suspension Period” means the period commencing on the business day in New York immediately following the date on which the relevant Write-Down Notice is received by DTC (except that such period may commence on the second business day in New York immediately following the day on which the Write-Down Notice is received by DTC, if DTC so determines in its discretion in accordance with its rules and procedures) and ending on the Write-Down Date.

If any payment on a note is made to the holder of a note with respect to a payment obligation that did not become due and payable prior to the occurrence of a Non-Viability Event, then the payment of such amount shall be deemed null and void and the holder shall be obliged to return the amount of such payment within ten days after receiving notice of the payment.

Under the Indenture, none of the trustee and the agents shall be under any duty to determine, monitor or report whether a Non-Viability Event has occurred or circumstances exist which may lead to the occurrence of a Non-Viability Event and will not be responsible or liable to the holders or any other person for any loss arising from any failure by it to do so. Unless and until the trustee and the agents receive a Write-Down Notice in accordance with the terms of the Indenture, the trustee and each agent shall be entitled to assume that no Non-Viability Event or other such event or circumstance has occurred or exists. The trustee and each agent shall be entitled, without further enquiry and without liability to any holder or any other person, to rely on any Write-Down Notice and each such Write-Down Notice shall be conclusive evidence of the occurrence of the Non-Viability Event. Each of the trustee, the agents, DTC and any other relevant clearing system shall be entitled without further enquiry and without liability to any holder or any other person to rely conclusively on any Write-Down Notice, and the same shall be conclusive and binding on holders. Each holder shall be deemed to have authorized, directed and requested the trustee and the paying agent to take any and all necessary action to give effect to any loss absorption measure and any write-down following the occurrence of the Non-Viability Event. So long as the notes are held in global form, neither the trustee nor the agents nor any common depository nor any registered holder thereof shall, in any circumstances, be responsible or liable to the holders or any other person for any act, omission or default by DTC or any other relevant clearing system, or its respective participants, members, any broker-dealer or any other relevant third party with respect to the notification and/or implementation of any Write Down by any of them in respect of such notes.

Events of Acceleration; Limited Rights of Acceleration

An Event of Acceleration with respect to the notes means the occurrence and continuation of a Subordination Event. If an Event of Acceleration has occurred and is continuing, and provided that a Non-Viability Event has not occurred, the trustee or the holders of not less than 25% in aggregate principal amount of the notes may, by written notice to us and the trustee (if given by the holders), declare the principal of and all interest then accrued on the notes to be forthwith due and payable upon receipt of such notice by us and, if applicable, the trustee. At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the trustee pursuant to the provisions of the Indenture, the holders of a majority in principal amount of the notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences provided certain conditions set forth in the Indenture have been satisfied. Except as provided above, neither the trustee nor the holders of the notes will have any right to accelerate any payment of principal or interest in respect of the notes.

If the holders of a majority in principal amount of the notes rescind and annul a declaration of acceleration or if a court of competent jurisdiction shall (i) rescind or terminate a bankruptcy action with respect to us without a distribution of assets pursuant to the Bankruptcy Act, (ii) rescind or terminate a reorganization proceeding with respect to us without approving the plan of reorganization pursuant to the Reorganization Act or (iii) rescind or terminate a rehabilitation proceeding without approving the plan of rehabilitation, or a Summary Rehabilitation Order or Consent Rehabilitation Order is issued, pursuant to the Civil Rehabilitation Act, then such Event of Acceleration shall have the same effect as if it had not occurred.

Pursuant to the Indenture, the trustee shall give notice by mail to the holders of the notes of all defaults known to the trustee that have occurred with respect to the notes, provided that the trustee may, in certain limited circumstances, withhold such notice. The trustee shall transmit the notice within 90 days of such occurrence, unless the defaults have been cured before transmission of such notice.

The Trustee

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will be the trustee for the notes. The trustee may, subject to certain conditions, act as trustee for other securities issued by us or by our affiliates.

Paying Agent, Transfer Agent and Registrar

The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York with limited liability, will initially act as paying agent, transfer agent and registrar for the notes. We may change the paying agent, transfer agent or registrar without prior notice to holders of the notes, and we or any of our subsidiaries may act as paying agent, transfer agent or registrar.

Modification and Waiver

No amendment or modification which is prejudicial to any present or future creditor in respect of any Senior Indebtedness shall be made to the subordination provision contained in the Indenture. In addition, any amendment or modification to the principal terms of the notes is subject to prior confirmation of the FSA, if such confirmation is required under the Applicable Banking Regulations.

We and the trustee may effect certain amendments or modifications to the Indenture or the notes with or without the consent of holders, as the case may be, as described under “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus.

Governing Law

The notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

TAXATION

Japanese Taxation

The following is a general description of certain aspects of Japanese taxation applicable to the notes. It does not purport to be a comprehensive description of the tax aspects of the notes. Prospective purchasers should note that, although the general tax information on Japanese taxation is described hereunder for convenience, the statements below are general in nature and not exhaustive.

Prospective purchasers are advised to consult their own legal, tax, accountancy or other professional advisers in order to ascertain their particular circumstances regarding taxation. The statements below are based on current tax laws and regulations in Japan and current income tax treaties executed by Japan all as in effect on the date of this prospectus supplement and all of which are subject to change or differing interpretations (possibly with retroactive effect). Neither such statements nor any other statements in this document are to be regarded as advice on the tax position of any beneficial owner of the notes or any person purchasing, selling or otherwise dealing in the notes or any tax implication arising from the purchase, sale or other dealings in respect of the notes.

The Notes

The notes do not fall under the concept of so-called “taxable linked bonds” as described in Article 6, Paragraph (4) of the Special Taxation Measures Act, i.e., bonds of which the amount of interest is to be calculated by reference to certain indexes (as prescribed by the Cabinet Order No. 43 of 1957, as amended, or the Cabinet Order, under the Special Taxation Measures Act) relating to the issuer of the notes or a specially-related person of the issuer.

Representation by Investor upon Distribution

By subscribing to the notes, an investor will be deemed to have represented that it is a beneficial owner that is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a specially-related person of the issuer or (ii) a Designated Financial Institution, as defined below. The notes are not as part of the distribution by the underwriters under the applicable underwriting agreement at any time to be directly or indirectly offered or sold to, or for the benefit of, any person other than a beneficial owner that is described in (i) or (ii) above, except as specifically permitted under the Special Taxation Measures Act.

Interest Payments on Notes and Redemption Gain

The following description of Japanese taxation (limited to national taxes) applies exclusively to interest on the notes and the redemption gain, meaning any positive difference between the acquisition price of the interest-bearing notes of the holder and the amount which the holder receives upon redemption of such interest-bearing notes, or the Redemption Gain, where such notes are issued outside Japan and payable outside Japan. In addition, the following description assumes that only global notes are issued for the notes, and no definitive notes and coupons that are independently traded are issued, in which case different tax consequences may apply. It is not intended to be exhaustive and prospective purchasers are recommended to consult their tax advisers as to their exact tax position.

1. Non-resident Investors

If the recipient of interest on the notes or of the Redemption Gain with respect to interest-bearing notes is an individual non-resident of Japan or a non-Japanese corporation for Japanese tax purposes, as described below, the Japanese tax consequences on such individual non-resident of Japan or non-Japanese corporation are significantly different depending upon whether such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer. Most importantly, if such individual non-resident of Japan or non-Japanese corporation is a specially-related person of the issuer, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes under Japanese tax law.

1.1. Interest

(1) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of the interest on the notes is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no Japanese income tax or corporate tax is payable with respect to such interest whether by way of withholding or otherwise, if certain requirements are complied with, inter alia:

(i) if the relevant notes are held through certain participants in an international clearing organization such as DTC or certain financial intermediaries prescribed by the Special Taxation Measures Act and the Cabinet Order (each such participant or financial intermediary, a Participant), the requirement that such recipient provide, at the time of entrusting a Participant with the custody of the relevant notes, certain information prescribed by the Cabinet Order together with the Special Taxation Measures Act and the ministerial ordinance and other regulations thereunder, or the Act, to enable the Participant to establish that the recipient is exempt from the requirement for Japanese tax to be withheld or deducted, or the Interest Recipient Information, and advise the Participant if such individual non-resident of Japan or non-Japanese corporation ceases to be so exempted (including the case where it became a specially-related person of the issuer), and that the issuer of the notes prepare and file a certain confirmation prescribed by the Act, or the Interest Recipient Confirmation, in a timely manner based upon the Interest Recipient Information communicated through the Participant and the relevant international clearing organization; and

(ii) if the relevant notes are not held by a Participant, the requirement that such recipient submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), or the Written Application for Tax Exemption, together with certain documentary evidence, and that the issuer of the notes file the Written Application for Tax Exemption so received with the competent local tax office in a timely manner.

Failure to comply with such requirements described above (including the case where the Interest Recipient Information is not duly communicated as required under the Act) will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest.

(2) If the recipient of interest on the notes is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of interest is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such interest will not be subject to a 15.315% withholding tax by the issuer of the notes, if the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as set out in paragraph 1.1(1) above are complied with. Failure to do so will result in the withholding by the issuer of the notes of income tax at the rate of 15.315% of the amount of such interest. The amount of such interest will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.1(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a person who has a special relationship with the issuer of the notes (that is, in general terms, a person who directly or indirectly controls or is directly or indirectly controlled by, or is under direct or indirect common control with, the issuer of the notes) within the meaning prescribed by the Cabinet Order under Article 6, Paragraph (4) of the Special Taxation Measures Act (such person is referred to as a specially-related person of the issuer) as of the beginning of the fiscal year of the issuer of the notes in which the relevant interest payment date falls, the exemption from Japanese withholding tax on interest mentioned above will not apply, and income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes. If such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan, regular income tax or corporate tax, as appropriate, collected otherwise than by way of withholding, could apply to such interest under Japanese tax law.

(4) If an individual non-resident of Japan or a non-Japanese corporation (regardless of whether it is a specially-related person of the issuer) is subject to Japanese withholding tax with respect to interest on the notes under Japanese tax law, a reduced rate of withholding tax or exemption from such withholding tax may be available under the relevant income tax treaty between Japan and the country of tax residence of such individual non-resident of Japan or non-Japanese corporation. As of the date of this prospectus supplement, Japan has income tax treaties, conventions or agreements whereby the above-mentioned withholding tax rate is reduced, generally to 10% with, inter alia, Australia, Canada, Finland, France, Hong Kong, Ireland, Italy, Luxembourg, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain (for interest due and payable on or before December 31, 2021) and Switzerland. Under the tax treaties between Japan and the United States, the United Kingdom, Denmark, Germany, Austria, Belgium or Sweden, interest paid to qualified United States, United Kingdom, Danish, German, Austrian, Belgian or Swedish residents is generally exempt from Japanese withholding tax (for Belgium, only for a Belgian enterprise). Japan has also signed amendments to the existing tax treaties with Spain and Switzerland generally exempting interest from Japanese withholding tax, and the amendment with Spain will apply to interest due and payable on or after January 1, 2022 while the amendment with Switzerland has not yet entered into force. Under the current income tax treaties between Japan and France, Australia, the Netherlands, New Zealand or Switzerland, certain limited categories of qualified French, Australian, Dutch, New Zealand or Swiss residents receiving interest on the notes may, subject to compliance with certain procedural requirements under Japanese law, be fully exempt from Japanese withholding tax on payments of interest on the notes (provided that no exemption will apply to pension funds in the case of Australia and New Zealand). In order to avail themselves of such reduced rate of, or exemption from, Japanese withholding tax under any applicable income tax treaty, individual non-residents of Japan or non-Japanese corporations which are entitled, under any applicable income tax treaty, to a reduced rate of, or exemption from, Japanese withholding tax on payment of interest by the issuer of the relevant notes are required to submit an Application Form for Income Tax Convention regarding Relief from Japanese Income Tax and Special Income Tax for Reconstruction on Interest (as well as any other required forms and documents) in advance through the issuer of the relevant notes to the relevant tax authority before payment of interest.

(5) Under the Act, if an individual non-resident of Japan or a non-Japanese corporation that is a beneficial owner of the notes becomes a specially-related person of the issuer, or an individual non-resident of Japan or a non-Japanese corporation that is a specially-related person of the issuer becomes a beneficial owner of the notes, and, if such notes are held through a Participant, then such individual non-resident of Japan or non-Japanese corporation should notify the Participant of such change in status by the immediately following interest payment date of the notes. As described in paragraph 1.1(3) above, as the status of such individual non-resident of Japan or non-Japanese corporation as a specially-related person of the issuer for Japanese withholding tax purposes is determined based on the status as of the beginning of the fiscal year of the issuer in which the relevant interest payment date falls, such individual non-resident of Japan or non-Japanese corporation should, by such notification, identify and advise the Participant of the specific interest payment date on which Japanese withholding tax starts to apply with respect to such individual non-resident of Japan or non-Japanese corporation as being a specially-related person of the issuer.

1.2. Redemption Gain

(1) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan or having a permanent establishment within Japan but where the receipt of such Redemption Gain is not attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, no income tax or corporate tax is payable by way of withholding or otherwise with respect to such Redemption Gain.

(2) If the recipient of the Redemption Gain is an individual non-resident of Japan or a non-Japanese corporation having a permanent establishment within Japan and the receipt of such Redemption Gain is attributable to the business of such individual non-resident of Japan or non-Japanese corporation carried on within Japan through such permanent establishment, such Redemption Gain will not be subject to any withholding tax but will be subject to regular income tax or corporate tax, as appropriate.

(3) Notwithstanding paragraphs 1.2(1) and (2), if an individual non-resident of Japan or a non-Japanese corporation mentioned above is a specially-related person of the issuer as of the beginning of the fiscal year of the issuer of the notes in which such individual non-resident of Japan or non-Japanese corporation acquired such notes, the Redemption Gain will not be subject to withholding tax but will be subject to regular income tax or corporate tax, as appropriate, under Japanese tax law, regardless of whether such individual non-resident of Japan or non-Japanese corporation has a permanent establishment within Japan; provided that an exemption may be available under the relevant income tax treaty.

2. Resident Investors

If the recipient of interest on the notes is an individual resident of Japan or a Japanese corporation for Japanese tax purposes, as described below, regardless of whether such recipient is a specially-related person of the issuer, in addition to any applicable local tax, income tax will be withheld at the rate of 15.315% of the amount of such interest, if such interest is paid to an individual resident of Japan or a Japanese corporation (except for (i) a Designated Financial Institution which complies with the requirement for tax exemption under Article 6, Paragraph (11) of the Special Taxation Measures Act, or (ii) a Public Corporation, etc., as defined below, or a Specified Financial Institution, as defined below, to which such interest is paid through the Japanese Custodian, as defined below, in compliance with the requirement for tax exemption under Article 3-3, Paragraph (6) of the Special Taxation Measures Act.) In addition to the withholding tax consequences upon resident investors as explained in this section 2, resident investors should consult their own tax advisors regarding income tax or corporate tax consequences otherwise than by way of withholding, bearing in mind, especially for individual residents of Japan, the change to the taxation regime of bonds which took effect on January 1, 2016.

2.1. Interest

(1) If an individual resident of Japan or a Japanese corporation (other than a Specified Financial Institution or a Public Corporation etc. who complies with the requirement as referred to in paragraph 2.1(2)) receives payments of interest on the notes through certain Japanese payment handling agents, each a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the Japanese Payment Handling Agent rather than by the issuer of the notes. As the issuer of the notes is not in a position to know in advance the recipient’s status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so inform may result in double withholding.

(2) If the recipient of interest on the notes is a Japanese public corporation or a Japanese public-interest corporation designated by the relevant law, or a Public Corporation etc., or a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the relevant Cabinet Order under Article 3-3, Paragraph (6) of the Special Taxation Measures Act, each, a Specified Financial Institution, that keeps its notes deposited with, and receives the interest through, a Japanese Payment Handling Agent with custody of the notes, or the Japanese Custodian, and such recipient submits through such Japanese Custodian to the competent tax authority the report prescribed by the Act, no withholding tax is levied on such interest. However, since the issuer of the notes is not in a position to know in advance the recipient’s such tax exemption status, the recipient of interest falling within this category should inform the issuer of the notes through a paying agent of its status in a timely manner. Failure to so notify the issuer of the notes may result in the withholding by the issuer of the notes of a 15.315% income tax.

(3) If an individual resident of Japan or a Japanese corporation (except for a Designated Financial Institution which complies with the requirements described in paragraph 2.1(4)) receives interest on the notes not through a Japanese Payment Handling Agent, income tax at the rate of 15.315% of the amount of such interest will be withheld by the issuer of the notes.

(4) If a Japanese bank, a Japanese insurance company, a Japanese financial instruments business operator or other Japanese financial institution falling under certain categories prescribed by the Cabinet Order under Article 6, Paragraph (11) of the Special Taxation Measures Act, each, a Designated Financial Institution, receives interest on the notes not through a Japanese Payment Handling Agent and the requirements concerning the Interest Recipient Information and the Interest Recipient Confirmation or the Written Application for Tax Exemption as referred to in paragraph 1.1(1) above are complied with, no withholding tax will be imposed.

2.2. Redemption Gain

If the recipient of the Redemption Gain is an individual resident of Japan or a Japanese corporation, such Redemption Gain will not be subject to any withholding tax.

3. Special Additional Tax for Reconstruction from the Earthquake

Due to the imposition of a special additional withholding tax of 0.315% (or 2.1% of 15%) to secure funds for reconstruction from the earthquake of March 11, 2011, the withholding tax rate has been effectively increased to 15.315% during the period beginning on January 1, 2013 and ending on December 31, 2037. On or after January 1, 2038, all references to the tax rate of 15.315% in the foregoing descriptions will read 15%. There is also certain special additional tax imposed upon regular income tax due otherwise than by way of withholding for individual non-residents of Japan, as referred to in the foregoing descriptions, for the period mentioned above.

Capital Gains, Stamp Tax and Other Similar Taxes, Inheritance and Gift Taxes

Gains derived from the sale of notes outside Japan by an individual non-resident of Japan or a non-Japanese corporation having no permanent establishment within Japan are, in general, not subject to Japanese income tax or corporate tax.

No stamp, issue, registration or similar taxes or duties will, under current Japanese law, be payable in Japan by noteholders in connection with the issue of the notes, nor will such taxes be payable by noteholders in connection with their transfer if such transfer takes place outside Japan.

Japanese inheritance tax or gift tax at progressive rates may be payable by an individual, wherever resident, who has acquired notes from another individual as legatee, heir or donee.

Material U.S. Federal Income Tax Considerations

This disclosure is limited to the U.S. federal tax issues addressed herein. Additional issues may exist that are not addressed in this disclosure and that could affect the U.S. federal tax treatment of the notes. Prospective investors should seek their own advice based on their particular circumstances from independent tax advisers.

In the opinion of Davis Polk & Wardwell LLP, the following are the material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of notes purchased in this offering at the price indicated on the cover of this document and held as capital assets for U.S. federal income tax purposes. Except for the discussion under “—FATCA,” this discussion does not apply to non-U.S. investors. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances. For example, this discussion does not address any special tax accounting rules under Section 451 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), nor does it address alternative minimum tax and Medicare contribution tax consequences, or differing tax consequences that may apply if you are, for instance:

•	a financial institution;

•	an insurance company;

•	a regulated investment company;

•	a dealer or trader in securities that uses a mark-to-market method of tax accounting;

•	holding notes as part of a “straddle” or integrated transaction;

•	a person whose functional currency is not the U.S. dollar;

•	a person that directly, indirectly or constructively owns 10% or more of our shares by vote or value;

•	a tax-exempt entity; or

•	a partnership for U.S. federal income tax purposes.

If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of you and your partners will generally depend on the status of the partners and your activities. If you are a partnership owning notes or a partner in such partnership, you should consult your tax adviser as to your particular U.S. federal income tax consequences of owning the notes.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations and the income tax treaty between the United States and Japan (the “Treaty”), all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any taxes other than U.S. federal income taxes.

You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

You are a U.S. Holder for purposes of this discussion if for U.S. federal income tax purposes you are a beneficial owner of a note and:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Notes

The treatment of the notes for U.S. federal income tax purposes is uncertain. The determination of whether an obligation represents a debt or equity interest is based on all the relevant facts and circumstances at the time the obligation is issued. There is no direct legal authority as to the proper U.S. federal income tax treatment of instruments such as the notes that are denominated as debt instruments and have certain significant debt features, but that provide for a possible write-down under which investors could lose all of their investment in the notes and any associated creditor rights upon the occurrence of a Non-Viability Event.

In the absence of authority addressing the proper characterization of instruments such as the notes, to the extent required to take a position, we intend to treat the notes as debt for U.S. federal income tax purposes.

However, due to the lack of such governing authority, our counsel has not concluded affirmatively that it is more likely than not that the notes will be treated as debt for U.S. federal income tax purposes and we have not sought a ruling from the IRS regarding that treatment. The IRS or a court may conclude that the notes should be treated as equity for U.S. federal income tax purposes. Prospective investors should consult their tax advisers as to the proper characterization of the notes for U.S. federal income tax purposes.

Consequences if the Notes Are Treated as Debt Instruments for U.S. Federal Income Tax Purposes

The discussion in this section entitled “—Consequences if the Notes Are Treated as Debt Instruments for U.S. Federal Income Tax Purposes” assumes that the notes would be treated as debt for U.S. federal income tax purposes.

Payments of Interest

It is expected, and this discussion assumes, that the notes will be issued without original issue discount (“OID”) for U.S. federal income tax purposes. Accordingly, stated interest paid on a note would be taxable to you as ordinary income at the time it accrues or is received, in accordance with your method of accounting for U.S. federal income tax purposes. If, contrary to our expectation, a note’s principal amount exceeds its issue price by an amount that does not satisfy a de minimis test, you would be required to include the excess in income as OID, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income. The remainder of this disclosure assumes that the notes will be issued without OID.

The amount of interest would include any amounts withheld in respect of Japanese taxes and any additional amounts paid with respect thereto.

Interest on the notes would constitute foreign-source income for U.S. federal income tax purposes. Subject to applicable limitations, some of which vary depending upon your particular circumstances, Japanese income taxes withheld from interest payments on a note may be creditable against your U.S. federal income tax liability. However, any Japanese withholding taxes on interest payments generally would not be creditable to the extent that the Japanese tax could have been eliminated by timely providing the Interest Recipient Information or the Written Application for Tax Exemption described in “—Japanese Taxation” above. In addition, any Japanese withholding taxes on interest payments generally will not be creditable to the extent the interest income is exempt pursuant to the Treaty. As discussed in “—Japanese Taxation” above, interest paid to qualified U.S. persons is generally exempt from Japanese withholding tax under the Treaty. Therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on the notes. The rules governing foreign tax credits are complex, and you should consult your tax adviser regarding the availability of foreign tax credits in your particular circumstances. Instead of claiming a credit, subject to applicable limitations, you may elect to deduct Japanese taxes (if any) that cannot be eliminated under Japanese law or the Treaty in computing your taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of the Notes

Upon the sale or other taxable disposition of a note, you would recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition (less any amount equal to accrued but unpaid interest, which would be taxable as interest income, as described above) and your tax basis in the note. Your tax basis in a note would generally equal the cost of your note. Gain or loss, if any, would generally be U.S.-source for purposes of computing your foreign tax credit limitation.

Gain or loss realized on the sale or other taxable disposition of a note would generally be capital gain or loss and would be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

Consequences if the Notes Are Treated as Equity for U.S. Federal Income Tax Purposes

The discussion in this section entitled “—Consequences if the Notes Are Treated as Equity for U.S. Federal Income Tax Purposes” assumes that the notes would be treated as equity for U.S. federal income tax purposes. This discussion further assumes that we are not, and will not become, a passive foreign investment company, or a PFIC, except as described below.

Payments of Interest

Payments of interest on the notes would be treated as dividends to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Because we do not maintain calculations of our earnings and profits under U.S. federal income tax principles, it is expected that payments of interest on the notes generally would be treated by market participants as dividends.

Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be treated as qualified dividend income (“QDI”) eligible for taxation at a reduced rate. If you are a non-corporate U.S. Holder, you should consult your tax adviser regarding the availability of this reduced tax rate in general, and whether there are any limitations that may preclude you from claiming the reduced rate in your particular circumstances. You would not be eligible for the reduced QDI rate unless you hold the notes for a prescribed minimum period during which you are not protected from the risk of loss. The IRS has ruled that for purposes of claiming a dividends-received deduction, where a security treated as equity for U.S. federal income tax purposes provides for repayment of the principal amount at maturity, a holder’s creditor rights with respect to the principal repayment may constitute protection from the risk of loss. The IRS ruling did not address the minimum holding period requirement specifically for purposes of the QDI rules, and the notes’ terms differ from the terms of the instruments addressed in the ruling. It is therefore possible that the ruling’s holding is not applicable to instruments such as the notes and will not preclude non-corporate U.S. Holders from satisfying the minimum holding period requirement for QDI purposes, but the matter is not entirely clear. In addition, if we were a PFIC (as described below) for a taxable year in which a dividend payment was made on the notes or the prior year, the dividend would not be eligible for the reduced QDI rate.

The amount of dividends includible by you would include any amounts withheld in respect of Japanese taxes and any additional amounts paid with respect thereto. No amount would be eligible for the dividends-received deduction generally available to U.S. corporations under the Code. Dividends on the notes would constitute foreign-source income for U.S. federal income tax purposes.

Subject to applicable limitations, some of which vary depending upon your particular circumstances, Japanese income taxes withheld from interest payments on a note may be creditable against your U.S. federal income tax liability. However, any Japanese withholding taxes on interest payments generally would not be creditable to the extent that the Japanese tax could have been eliminated by timely providing the Interest Recipient Information or the Written Application for Tax Exemption described in “—Japanese Taxation” above. In addition, any Japanese withholding taxes on interest payments generally will not be creditable to the extent the interest income is exempt pursuant to the Treaty. As discussed in “—Japanese Taxation” above, interest paid to qualified U.S. persons is generally exempt from Japanese withholding tax under the Treaty. Therefore, if you are eligible for the benefits of the Treaty, you generally will not be entitled to a foreign tax credit for any Japanese tax withheld from interest payments on the notes. The rules governing foreign tax credits are complex. You should consult your tax adviser regarding the availability of foreign tax credits and any limitation on the claiming thereof in your particular circumstances. Among other limitations, foreign taxes are eligible for credit only if the relevant security satisfies a holding period requirement, which explicitly incorporates rules similar to those applied in the ruling described above. As noted above, it is not entirely clear whether this limitation would apply to the notes if they were treated as equity for U.S. federal income tax purposes. Instead of claiming a credit, subject to applicable limitations, you may elect to deduct Japanese taxes (if any) that cannot be eliminated under Japanese law or the Treaty in computing your taxable income. An election to deduct foreign taxes instead of claiming foreign tax credits must apply to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition of a Note

Upon the sale or other taxable disposition of a note, you would recognize taxable gain or loss equal to the difference between the amount realized on the sale or taxable disposition and your tax basis in the note. Your tax basis in a note would generally equal the cost of your note. Gain or loss, if any, would generally be U.S.-source for purposes of computing your foreign tax credit limitation. Gain or loss realized on the sale or other taxable disposition of a note would generally be capital gain or loss and would be long-term capital gain or loss if at the time of the sale or other taxable disposition the note has been held for more than one year, provided, in the case of a redemption of the notes, that you do not own, and are not deemed to own, any of our stock, or the redemption is not otherwise treated as essentially equivalent to a dividend under the Code. Long-term capital gains recognized by non-corporate taxpayers are subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

PFIC Rules

In general, a non-U.S. corporation will be considered a PFIC for any taxable year in which (1) 75% or more of its gross income is “passive income” under the PFIC rules or (2) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, “passive income.” For this purpose, “passive income” generally includes interest, dividends, rents, royalties and certain gains. Exclusions are provided for certain income earned in the active conduct of a banking business. For purposes of determining if a non-U.S. corporation is a PFIC, if the non-U.S. corporation directly or indirectly owns at least 25% by value of the shares of another corporation, it will be treated as if it holds directly its proportionate share of the assets and receives directly its proportionate share of the income of such other corporation. If a corporation is treated as a PFIC with respect to you for any taxable year, it generally will continue to be treated as a PFIC with respect to you in all succeeding taxable years, regardless of whether the corporation continues to meet the PFIC requirements in such years, unless certain elections are made.

Based on proposed Treasury regulations regarding the characterization of certain banking income as nonpassive (which under current guidance from Treasury taxpayers may rely upon prior to their finalization), we do not expect to be a PFIC for the current taxable year. However, because the proposed Treasury regulations may not be finalized in their current form, because the manner of the application of the proposed regulations is not entirely clear and because the composition of our income and assets will vary over time, there can be no assurance that we will not be a PFIC for any taxable year.

If we were a PFIC for any taxable year during which you owned the notes, gain recognized by you on a sale or other disposition of the notes would be allocated ratably over your holding period for the notes. The amounts allocated to the taxable year of the sale or other disposition and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the resulting tax liability. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the notes. You should consult your tax adviser to determine whether any of these elections would be available and, if so, what the consequences of the alternative treatments would be in your particular circumstances.

If we were a PFIC for any taxable year during which you owned the notes, you would generally be required to file annual returns with the IRS.

FATCA

Provisions of U.S. tax law commonly referred to as “FATCA” impose a 30% withholding tax on certain U.S.-source payments made to a foreign financial institution (such as ourselves, certain of our subsidiaries or a financial intermediary through which an investor may hold notes) that is not a PFFI, or otherwise exempt from FATCA. A PFFI is a foreign financial institution that has entered into an agreement with the U.S. Treasury Department, or a PFFI agreement, pursuant to which it agrees to perform specified due diligence, reporting and withholding functions. Specifically, under its PFFI agreement, a PFFI will be required to obtain and report to the IRS certain information with respect to financial accounts held by U.S. persons or U.S.-owned foreign entities and may be required to withhold 30% from “foreign passthru payments” (which term is not yet defined) that it makes to foreign financial institutions that are not PFFIs or otherwise exempt from FATCA and certain other persons who fail to provide requested information. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers can rely on them prior to their finalization), no such withholding will be required before the date that is two years after the date of publication of final Treasury regulations defining the term “foreign passthru payments.” In addition, in the case of non-U.S. obligations treated as debt for U.S. federal income purposes, no such withholding would apply if the non-U.S. debt obligations are issued before (and not materially modified after) the date that is six months after the date on which final regulations defining the term “foreign passthru payments” are published. The United States and Japan have entered into an intergovernmental agreement to facilitate the implementation of FATCA pursuant to which Japanese financial institutions (such as ourselves and certain of our subsidiaries) are directed by Japanese authorities to register with the IRS and fulfill obligations consistent with those required under a PFFI agreement. We have registered with the IRS as a PFFI. The United States has also entered into intergovernmental agreements with other jurisdictions. These intergovernmental agreements (including the intergovernmental agreement with Japan) do not address how the United States and the relevant jurisdictions (including Japan) will address “foreign passthru payments” or whether withholding on such payments will be required by financial institutions that are subject to an intergovernmental agreement.

In the event that any amount of withholding is required from a payment on a note under FATCA or any intergovernmental agreement entered into with respect thereto, or any law, regulation or guidance implementing FATCA or such intergovernmental agreement, no additional amounts will be payable by us and withheld amounts will be treated as paid for all purposes under the notes.

Backup Withholding and Information Reporting

Information returns may be required to be filed with the IRS in connection with payments on the notes and proceeds received from a sale or other disposition of the notes unless you are an exempt recipient. You may also be subject to backup withholding on these payments in respect of your notes unless you provide your taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules or you provide proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

You may be required to report information relating to the notes or any non-U.S. account through which you hold the notes, subject to certain exceptions. You should consult your tax adviser regarding information reporting requirements relating to your ownership of the notes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other U.S. or non-U.S. federal, state, local or other laws or regulations that are similar to such provisions of the ERISA or the Code (collectively, Similar Laws), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each as described in the foregoing clauses (i), (ii) or (iii) referred to herein as a Plan).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code, or a Covered Plan, and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of Covered Plan or the management or disposition of the assets of such Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

Before authorizing an investment in the notes of a portion of the assets of any Plan, a fiduciary should consider the fiduciary standards of ERISA, the Code or any Similar Law in the context of the Plan’s particular circumstances. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, the Code or any Similar Law and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in certain transactions involving the “plan assets” with persons or entities who are “parties in interest” under ERISA, or “disqualified persons” under Section 4975 of the Code (in either case, Parties in Interest) with respect to such Covered Plans, unless an exemption is available. A Party in Interest that engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

As a result of our business, we, the underwriters, the trustee or our or their respective affiliates (collectively, the Sellers) may be Parties in Interest with respect to many Covered Plans. Where any of the Sellers is a Party in Interest with respect to a Covered Plan (either directly or by reason of such Seller’s ownership interests in its directly or indirectly owned subsidiaries), the purchase and holding of the notes (including any interest in a note) by or on behalf of the Covered Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions, or PTCEs, issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving life insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither we, the underwriters nor any of our or their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Covered Plan involved in the transaction and provided further that the Covered Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above noted exemptions contains conditions and limitations on its application. These exemptions do not, for example, provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might constitute prohibited transactions. Therefore, fiduciaries of Covered Plans considering acquiring and/or holding the notes in reliance on these or any other exemption should carefully review the exemption and consult with their counsel to confirm that it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving the notes.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), or Non-ERISA Arrangements, are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to Similar Laws. Therefore, fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the notes under any applicable Similar Laws before acquiring the notes.

Representation

Each purchaser and subsequent transferee of a note (including any interest in a note) pursuant to this prospectus supplement, including any fiduciary purchasing a note (or interest therein) on behalf of a Plan or a Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, that either (i) it is not acquiring or holding the notes with the assets of a Plan or Non-ERISA Arrangement or (ii) its acquisition and holding of the notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us, the underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their own counsel and advisors as to whether an investment in the notes is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated September 13, 2021, between us and the underwriters named below, for whom SMBC Nikko Securities America, Inc., Goldman Sachs & Co. LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as the representatives, the underwriters have severally, and not jointly, agreed to purchase, and we have agreed to sell to the underwriters, the respective principal amount of the notes listed opposite their names below.

Underwriter	Principal amount of notes
SMBC Nikko Securities America, Inc.	$425,000,000
Goldman Sachs & Co. LLC	170,000,000
Citigroup Global Markets Inc.	68,000,000
J.P. Morgan Securities LLC	68,000,000
Barclays Capital Inc.	25,500,000
BNP Paribas	25,500,000
BofA Securities, Inc.	25,500,000
Daiwa Capital Markets America Inc.	17,000,000
Nomura Securities International, Inc.	17,000,000
UBS Securities LLC	8,500,000

Total	$850,000,000

The underwriters are entitled to be released and discharged from their obligations under, and to terminate, the underwriting agreement in certain circumstances prior to paying us for the notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased. The underwriters are offering the notes subject to their acceptance of the notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the notes are subject to approval of certain legal matters by their counsel and to certain other conditions.

The underwriting agreement provides that we will indemnify the underwriters and their affiliates against specified liabilities, including liabilities under the Securities Act, in connection with the offer and sale of the notes, and will contribute to payments the underwriters and their affiliates may be required to make in respect of those liabilities.

Commissions

The underwriters have advised us that they propose initially to offer the notes at the public offering price listed on the cover page of this prospectus supplement. After the initial offering, the public offering price, concessions or any other term of the offering may be changed. The underwriters have agreed to purchase the notes from us at the public offering price, and we have agreed to pay the underwriters a fee of 0.75% of the principal amount of the notes.

The estimated expenses of the offering, not including the underwriting commissions, to be incurred in connection with the offer and sale of the notes, are payable by us and include the following:

Securities and Exchange Commission registration fee	$92,735
Printing expenses	27,500
Legal fees and expenses	493,214
Accounting fees and expenses	122,067
Trustee fees and expenses	6,500
Miscellaneous	22,488

Total	$764,504

We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

Price Stabilization and Short Positions

In connection with the offering, SMBC Nikko Securities America, Inc., or the Stabilization Manager, and/or any person acting on behalf thereof, may purchase and sell the notes in the open market and engage in other transactions, subject to applicable laws and regulations. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Stabilization Manager and/or any person acting on behalf thereof of a greater principal amount of the notes than they are required to purchase from us in the offering. Stabilizing transactions consist of bids or purchases by the Stabilization Manager and/or any person acting on behalf thereof for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress. These transactions may also include stabilizing transactions by the Stabilization Manager and/or any person acting on behalf thereof for the accounts of the underwriters.

In addition, the Stabilization Manager and/or any person acting on behalf thereof may impose a penalty bid. A penalty bid is an arrangement that permits the Stabilization Manager and/or any person acting on behalf thereof to reclaim a selling concession from a syndicate member in connection with the offering when the notes originally sold by the syndicate member are purchased in syndicate covering transactions.

These activities may stabilize, maintain or otherwise affect the market prices of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time.

One or more of the underwriters may not be U.S.-registered broker-dealers. All sales of securities in the United States will be made by or through U.S.-registered broker-dealers, which may include affiliates of one or more of the underwriters.

No Sale of Similar Securities

We have agreed, during the period from the date of this document through and continuing until the closing of the offering, without the prior written consent of the underwriters, not to, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, in any market outside Japan, any U.S. dollar-denominated subordinated debt securities of ours or our subsidiaries and, in the case of subordinated debt securities of our subsidiaries, that are supported or guaranteed on a subordinated basis upon the occurrence of an event similar to a Subordination Event by a letter of credit or otherwise of us.

Market Making Activity

The notes are new issues of securities with no established trading market. We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market. The underwriters have advised us that they presently intend to make a market in the notes after completion of this offering. SMBC Nikko Securities America, Inc. and our other broker-dealer affiliates may use this prospectus supplement and the accompanying prospectus in connection with these activities. Such market making activity will be subject to the limits imposed by applicable laws. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Broker-dealers subject to prospectus delivery requirements may be unable to engage in market-making transactions during certain periods of the year. A liquid or active public trading market for the notes may not develop. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price, depending on the market for similar securities, our performance and other factors. See “Risk Factors—Risks Related to the Notes—There is no prior market for the notes and, if a market develops, it may not be liquid.”

Selling Restrictions

General

No action has been or will be taken by us that would permit a public offering of the notes, or possession or distribution of this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, or any other offering or publicity material relating to the notes in any country or jurisdiction outside the United States where, or in any circumstances in which, action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and this prospectus supplement, the accompanying prospectus, any amendment or supplement hereto or thereto, and any other offering or publicity material relating to the notes may not be distributed or published, in or from any country or jurisdiction outside the United States except under circumstances that will result in compliance with applicable laws and regulations.

Japan

The notes have not been and will not be registered under the FIEA, and are subject to the Special Taxation Measures Act. Each underwriter has represented, warranted, and agreed that (i) it has not, directly or indirectly, offered or sold and will not, directly or indirectly, offer or sell any of the notes in Japan or to any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and governmental guidelines of Japan; and (ii) it has not, directly or indirectly, offered or sold and will not, as part of its distribution under the underwriting agreement at any time, directly or indirectly, offer or sell any of the notes to, or for the benefit of, any person other than a beneficial owner that is, (a) for Japanese tax purposes, neither (x) an individual resident of Japan or a Japanese corporation, nor (y) an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the notes as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (b) a Japanese financial institution, designated in Article 6, Paragraph (11) of the Special Taxation Measures Act. Notwithstanding the aforementioned restriction, pursuant to the Special Taxation Measures Act, SMBC Nikko Capital Markets Limited and SMBC Nikko Securities America, Inc., each acting in its capacity as an underwriter, will be permitted to acquire or purchase, as part of the distribution under the underwriting agreement of the notes, the remainder of the notes from any of the other underwriters, where such other underwriter has failed to sell to subsequent purchasers all of the notes that it acquired or purchased from us in its capacity as an underwriter.

Canada

The notes may be sold only in any province of Canada to purchasers purchasing, or deemed to be purchasing, as principal that are both accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (Exemption based on U.S. disclosure).

Upon receipt of this document, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Prohibition of Sales to EEA Retail Investors

The notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(c)	not a qualified investor as defined in the Prospectus Regulation.

United Kingdom

The notes which are the subject of the offering contemplated by this document, as supplemented by any applicable supplement or pricing term sheet in relation thereto, may not be offered, sold or otherwise made available and will not be offered, sold or otherwise made available to any retail investor in the U.K. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(b)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(c)	not a qualified investor as defined in Article 2 of the U.K. Prospectus Regulation.

Switzerland

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) or (ii) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this document and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes have not been circulated or distributed and will not be circulated or distributed nor have any notes been offered or sold or the notes been caused to be made the subject of an invitation for subscription or purchase nor will the notes be offered or sold caused to be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore (as modified or amended from time to time, the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the SFA; or

(5)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

NOTIFICATION UNDER SECTION 309B OF THE SFA—In connection with Section 309B of the SFA and the CMP Regulations 2018, we have determined, and hereby notify all relevant persons (as defined in Section 309(A)(1) of the SFA), that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking and commercial banking services for us or our subsidiaries and affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities), financial instruments (including bank loans), currencies and commodities for their own account and for the accounts of their customers, and such investment and securities activities may involve securities, instruments or assets of ours or related to our business. If any of the underwriters and their respective affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their respective affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and may publish or express independent research views in respect of such securities or instruments or in respect of assets, currencies or commodities that may be related to our business, and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities, instruments, currencies or commodities.

We have certain longstanding business arrangements with Goldman Sachs, including an arrangement for us to provide credit loss protection.

We have a strategic business alliance with Citigroup Inc., including an arrangement for Citigroup Inc. to provide us with global corporate and investment banking network access.

Conflicts of Interest

SMBC Nikko Securities America, Inc. is an affiliate of ours and, as a result, has a “conflict of interest” under Rule 5121. Consequently, this offering is being conducted in compliance with the provisions of Rule 5121. Because this offering is of notes that are rated investment grade, pursuant to Rule 5121, the appointment of a “qualified independent underwriter” is not necessary. SMBC Nikko Securities America, Inc. will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Settlement

We expect delivery of the notes will be made against payment therefor on or about September 17, 2021, which is the fourth New York business day following the date of pricing of the notes. Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise.

Accordingly, purchasers who wish to trade the notes on the date of pricing of the notes or the next one succeeding business day will be required, by virtue of the fact that the notes initially will settle four New York business days after pricing of the notes, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisers.

LISTING AND GENERAL INFORMATION

Clearing Systems

The notes have been accepted for clearance and settlement through the clearing systems DTC, Euroclear and Clearstream. The CUSIP number of the notes is 86562M CK4, the ISIN is US86562MCK45 and the Common Code is 238728002.

Listing

We have made an application to the Luxembourg Stock Exchange to list the notes on the official list of the Luxembourg Stock Exchange and for such notes to be admitted to trading on the Luxembourg Stock Exchange’s Euro MTF Market.

Copies of the following documents will, so long as any of the notes are listed on the Luxembourg Stock Exchange, be available, with English translations where appropriate, during usual business hours on any weekday (Saturdays and public holidays excepted) at the office of the listing agent, SMBC Nikko Bank (Luxembourg) S.A., located at 2, rue Hildegard von Bingen, L-1282 Luxembourg, Luxembourg: (a) the Indenture, (b) our Articles of Incorporation and Regulations of the Board of Directors and (c) our audited annual consolidated financial statements and unaudited interim consolidated financial statements.

Authorization

We have obtained all necessary consents, approvals and authorizations in connection with the issuance and performance of the notes. The issue of the notes was duly authorized by the resolution of our Board of Directors dated June 29, 2017 and a decision by an authorized Corporate Executive Officer dated March 19, 2021.

Responsibility for Statements

We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge, the information contained in this prospectus supplement and in the accompanying prospectus is in accordance with the facts and contains no omission likely to affect its import.

Share Information

The number of authorized and outstanding shares of our capital stock as of March 31, 2021 was 1,370,427,759 common shares, all of which have been fully paid and have no par value.

No Material Adverse Change

Except as disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, there has been no material adverse change in the financial position or prospects of us and our subsidiaries taken as a whole since March 31, 2021.

Other Information

There are no provisions in the Indenture limiting the time of validity of claims to payment of interest and repayment of principal.

Notices

So long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to holders of the notes will also be published either on the website of the Luxembourg Stock Exchange (www.bourse.lu) or in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort).

LEGAL MATTERS

The validity of the notes and certain U.S. legal matters will be passed upon for us by Davis Polk & Wardwell LLP, our U.S. counsel. Certain Japanese legal matters will be passed upon for us by Nagashima Ohno & Tsunematsu, our Japanese counsel. Simpson Thacher & Bartlett LLP, U.S. counsel to the underwriters, will pass upon certain matters of U.S. federal law and New York law for them.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. The documents incorporated by reference in this prospectus supplement include:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2021, filed on June 29, 2021 (File Number 001-34919);

•	our report on Form 6-K furnished to the SEC on July 6, 2021, which includes our audited annual Japanese GAAP consolidated financial statements for the fiscal years ended March 31, 2020 and 2021;

•

our report on Form 6-K furnished to the SEC on July 30, 2021, except for the statements regarding our earnings forecast under the caption “3. Earnings forecast on a consolidated basis (for the fiscal year ending March 31, 2021),” which includes an English translation of our quarterly Japanese GAAP consolidated financial results for the three months ended June 30, 2021;

•	our report on Form 6-K furnished to the SEC on August 13, 2021, which includes our and SMBC’s capital ratios and the related information as of June 30, 2021; and

•

our report on Form 6-K furnished to the SEC on August 19, 2021, which includes an English translation of our unaudited quarterly Japanese GAAP consolidated financial statements and the notes thereto included as part of our quarterly securities report (shihanki hokokusho) for the three months ended June 30, 2021.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus supplement. In addition, any Form 6-K subsequently furnished to the SEC specifying that it is being incorporated by reference into this prospectus supplement shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus supplement on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any document that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Tel: +81-3-3282-8111

You may obtain a copy of any audited annual consolidated financial statements and any unaudited interim consolidated financial statements published by us subsequently to the date of this prospectus supplement on our internet site at https://www.smfg.co.jp.

Except as described above, no other information is incorporated by reference in this prospectus supplement, including, without limitation, information on our internet site at https://www.smfg.co.jp.

PROSPECTUS

Sumitomo Mitsui Financial Group, Inc.

(incorporated in Japan)

Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities or subordinated debt securities, which we collectively refer to as the “debt securities.”

We may offer and sell any combination of the debt securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at or prior to the time of each offering. This prospectus describes the general terms of these debt securities and the general manner in which these debt securities will be offered. We will provide the specific terms of these debt securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these debt securities will be offered and may also supplement, update or amend information contained in this prospectus. Before you invest in any of these debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

The debt securities covered by this prospectus may be offered through one or more underwriters, dealers and agents, or directly to purchasers. The supplements to this prospectus will provide the specific terms of the plan of distribution.

The applicable prospectus supplement will contain information, where applicable, as to any listing on any securities exchange of the debt securities covered by the prospectus supplement.

Investing in our securities involves risks. See “Item 3. Key Information—Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission and any additional risk factors included in the applicable prospectus supplement under the heading “Risk Factors.”

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

One or more of our broker-dealer affiliates, or Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., expect to offer and sell the debt securities as part of its business, and may act as principal or agent in such transactions. The Broker-Dealer Affiliates may use this prospectus and any applicable prospectus supplement in connection with these activities.

The date of this prospectus is December 20, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the debt securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. The prospectus supplement will supersede this prospectus to the extent it contains information that is different from, or conflicts with, the information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus that we authorize to be delivered to you together with additional information described under the heading “Where You Can Find More Information” beginning on page 27 of this prospectus before purchasing any of our securities.

We have not authorized any other person to provide you with any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We are not responsible for, and can provide no assurance as to the accuracy of, any other information that any other person may give you. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus or in any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you, including any information incorporated by reference herein or therein, is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

In this prospectus and any prospectus supplement, where information is presented in millions of yen or thousands or millions of dollars, amounts of less than one thousand or one million, as the case may be, have been truncated. Where information is presented in billions or trillions of yen or billions of dollars, amounts of less than one billion or one trillion, as the case may be, have been rounded. Accordingly, the total of each column of figures may not be equal to the total of the individual items. All percentages have been rounded to the nearest percent, one-tenth of one percent or one-hundredth of one percent, as the case may be.

Unless otherwise specified or required by the context: references to “days” are to calendar days; references to “years” are to calendar years and to “fiscal years” are to our fiscal years ending on March 31; references to “$,” “dollars” and “U.S. dollars” are to United States dollars and references to “yen” and “¥” are to Japanese yen. Unless otherwise specified, when converting currencies into yen we use the Sumitomo Mitsui Banking Corporation’s median exchange rates for buying and selling spot dollars, or other currencies, by telegraphic transfer against yen as determined at the end of the relevant fiscal period. Unless the context otherwise requires, “SMFG,” the “issuer,” “we,” “us,” “our,” and similar terms refer to Sumitomo Mitsui Financial Group, Inc. as well as to its subsidiaries. “SMBC” refers to Sumitomo Mitsui Banking Corporation, which is one of our commercial banking subsidiaries, or to Sumitomo Mitsui Banking Corporation and its subsidiaries, taken as a whole, as the context requires. References to “non-consolidated” information are to the financial information solely of SMBC.

Our primary financial statements for SEC reporting purposes are prepared on an annual and semi-annual basis in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or IFRS, while our financial statements for reporting in our jurisdiction of incorporation and Japanese bank regulatory purposes are prepared in accordance with accounting principles generally accepted in Japan, or Japanese GAAP.

IFRS and Japanese GAAP differ in certain respects from each other and from generally accepted accounting principles in the United States, or U.S. GAAP, and in other countries. For a description of certain differences between IFRS and Japanese GAAP, see “Item 5.A Operating Results—Reconciliation with Japanese GAAP” in our most recent annual report on Form 20-F filed with the SEC. You should consult your own professional advisers for a more complete understanding of the differences between IFRS, Japanese GAAP, U.S. GAAP and the generally accepted accounting principles of other countries and how those differences might affect the financial information contained or incorporated by reference in this prospectus or the accompanying prospectus.

Financial information for us contained or incorporated by reference herein is presented in accordance with IFRS or Japanese GAAP, as specified herein or in the relevant document being incorporated by reference. Financial information for SMBC contained or incorporated by reference herein is presented in accordance with Japanese GAAP. See “Where You Can Find More Information—Incorporation by Reference” for a list of documents being incorporated by reference herein.

In this prospectus all of our financial information is presented on a consolidated basis, unless we state otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the financial statements and other documents incorporated by reference in this prospectus contain forward-looking statements, including statements concerning our industry, our operations, our anticipated financial performance and financial condition, and our business plans and growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or Exchange Act. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “probability,” “risk,” “project,” “should,” “seek,” “target,” “will” and similar expressions, among others, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ from those in the forward-looking statements as a result of various factors, and the differences may be material. Potential risks and uncertainties include, without limitation, the following:

•	deterioration of Japanese and global economic conditions and financial markets;

•	declines in the value of our securities portfolio;

•	changes in the level or volatility of market rates or prices;

•	constraints on our operations due to capital adequacy requirements;

•	problems of other financial institutions;

•	adverse regulatory developments or changes in government policies;

•	incurrence of significant credit-related costs;

•	a significant downgrade of our credit ratings;

•	our ability to successfully implement our business strategy through our subsidiaries, affiliates and alliance partners;

•	exposure to new risks as we expand the scope of our business;

•	the industry specific risks of the consumer finance industry;

•	the recoverability of deferred tax assets;

•	insufficient liquidity;

•	litigation and regulatory proceedings; and

•	other risk factors set forth in our most recent annual report on Form 20-F or in an applicable prospectus supplement.

Our actual results or performance could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our results of operations, cash flows or financial condition. Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RISK FACTORS

Before making a decision to invest in our debt securities, you should carefully consider the risks described under “Risk Factors” in our then most recent annual report on Form 20-F, in any updates to those risk factors in our reports on Form 6-K incorporated herein and in any applicable prospectus supplement, together with all of the other information appearing or incorporated by reference in this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

SUMITOMO MITSUI FINANCIAL GROUP, INC.

We are a joint stock company incorporated with limited liability under the laws of Japan. We are a holding company that directly owns 100% of the issued and outstanding shares of SMBC, which is one of the largest commercial banks in Japan and can trace the origin of its banking business back to the seventeenth century. We are one of the three largest banking groups in Japan, with an established presence across all of the consumer and corporate banking sectors. In addition to SMBC, we are a holding company for SMBC Trust Bank Ltd., Sumitomo Mitsui Finance and Leasing Company, Limited, SMBC Nikko Securities Inc., Sumitomo Mitsui Card Company, Limited, Cedyna Financial Corporation, SMBC Consumer Finance Co., Ltd., The Japan Research Institute, Limited, Sumitomo Mitsui Asset Management Company, Limited and other subsidiaries and affiliates. Through our subsidiaries and affiliates, we offer a diverse range of financial services, including commercial banking, leasing, securities, consumer finance and other services.

For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F filed with the SEC.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2018 presented in accordance with IFRS. You should read this table in conjunction with the consolidated financial statements and notes prepared in accordance with IFRS incorporated by reference in this prospectus.

As of September 30, 2018
(Millions of yen)
Indebtedness:(1)
Borrowings
Unsubordinated borrowings	¥9,444,200
Subordinated borrowings	279,788
Liabilities associated with securitization transactions	1,247,588
Lease obligations	8,962

Total borrowings	10,980,538

Debt securities in issue
Commercial paper	2,736,066
Bonds	7,240,798
Subordinated bonds	1,630,483

Total debt securities in issue	11,607,347

Total indebtedness(2)	22,587,885

Equity:
Capital stock	2,339,443
Capital surplus	839,479
Retained earnings	5,629,654
Other reserves	2,104,670
Treasury stock	(16,292)

Equity attributable to shareholders of Sumitomo Mitsui Financial Group, Inc.	10,896,954
Non-controlling interests	1,133,507
Equity attributable to other equity instruments holders	599,728

Total equity	12,630,189

Total capitalization and indebtedness	¥35,218,074

(1)	Figures for indebtedness do not include contingent liabilities.
(2)	30% of our total indebtedness was secured as of September 30, 2018.

USE OF PROCEEDS

The net proceeds from our sale of the debt securities will be described in an applicable prospectus supplement or free writing prospectus.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior and subordinated debt securities, collectively the “debt securities,” that we may offer under this prospectus. The specific terms and provisions of a particular series of debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the debt securities. It is qualified in its entirety by the provisions of the senior and subordinated indentures (as described below) and the senior and subordinated debt securities, forms of which have been filed as exhibits to the registration statement of which this prospectus is part. You should refer to those documents for additional information.

When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Sumitomo Mitsui Financial Group, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, any existing or future subsidiaries.

General

We may issue senior debt securities from time to time, in one or more series under a senior indenture between us and The Bank of New York Mellon, which we refer to as the senior trustee, dated as of March 9, 2016, as amended or supplemented from time to time. We may issue subordinated debt securities, from time to time, in one or more series under a subordinated indenture to be entered into upon the initial issuance of subordinated debt securities between us and The Bank of New York Mellon, which we refer to as the subordinated trustee. Subordinated debt securities may be issued with or without a fixed maturity date. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture,” and the senior trustee and the subordinated trustee are sometimes referred to in this prospectus as the “trustee.” The terms “senior indenture,” “subordinated indenture” and “indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented.

The indentures provide or will provide that we may issue debt securities up to an aggregate principal amount as we may authorize from time to time. Neither of the indentures limits or will limit the amount of debt securities that we may issue thereunder, nor contains or will contain any limitations on the amount of other indebtedness or other liabilities that we or any of our subsidiaries may incur.

The senior debt securities of each series will constitute our direct, unconditional, unsecured and unsubordinated general obligations and will at all times rank pari passu without any preference among themselves and with all our other unsecured obligations, other than our subordinated obligations and except for statutorily preferred obligations.

The subordinated debt securities of each series will constitute our direct and unsecured obligations and will at all times rank pari passu among themselves without any preference. The nature and extent of the subordinated ranking of, and the other subordination provisions applicable to, a series of subordinated debt securities will be described in the applicable prospectus supplement relating to such series of subordinated debt securities.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of debt securities being offered. Such information may include:

•	The issue date of the debt securities;

•	The title and type of the debt securities;

•	The ranking of the debt securities, including subordination terms for subordinated debt securities;

•	The initial aggregate principal amount of the debt securities being issued and any limits on the total aggregate principal amount of such debt securities;

•	The issue price of the debt securities;

•	The denominations in which the debt securities will be issuable;

•	The currency in which the debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	The date or dates on which the principal and premium, if any, of the debt securities is payable, if any;

•	The rate or rates (which may be fixed or variable) at which the debt securities will bear interest, or the manner of calculating such rate or rates, if applicable;

•

The date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•	If the amount of principal or any premium or interest on the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	The manner in which and the place or places where principal, premium, if any, and interest will be payable;

•	The right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

Any other or different events of default or subordination, modification or elimination of any acceleration rights or covenants with respect to the debt securities of the series and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the debt securities to qualify as capital for regulatory, rating or other purposes;

•	Any conversion or exchange features of the debt securities;

•

The circumstances under which we will pay additional amounts on the debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus;

•

The period or periods within which, the price or prices at which and the terms and conditions upon which debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option;

•	The circumstances under which the holders of the debt securities may demand repayment of the debt securities prior to the stated maturity date and the terms and conditions thereof;

•	The identity of any agents for the debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars of any series;

•	Any restrictions applicable to the offer, sale or delivery of the debt securities;

•	Any provisions for the discharge of our obligations relating to the debt securities, if different from the provisions set forth in this prospectus;

•	Material U.S. federal or Japanese tax considerations;

•	If the debt securities will be issued in other than book-entry form;

•	Any listing of the debt securities on a securities exchange;

•	The terms and conditions under which we will be able to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series;

•

Any write-down, write-up, bail-in or other provisions applicable to a particular series of debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the Financial Services Agency of Japan, or the FSA, or other applicable regulatory authority; and

•	Any other specific terms or conditions applicable to a particular series of debt securities being offered, which shall not be inconsistent with the provisions of the relevant indenture.

The debt securities may be issued as original issue discount senior debt securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Events of Default and Rights of Acceleration

Senior Debt Securities

The senior indenture provides holders of our senior debt securities with certain remedies if we fail to perform specific obligations, such as making payments on the senior debt securities, or if we become subject to certain bankruptcy or insolvency events. Holders of our senior debt securities should review the senior indenture and understand what constitutes an event of default and what does not.

An event of default with respect to a series of senior debt securities is defined under the senior indenture as any one or more of the following events having occurred and continuing to exist:

•

Default shall be made for more than 15 days in the payment of principal and premium, if any, and for more than 30 days in the payment of interest in respect of any of the senior debt securities of such series;

•

We shall have defaulted in the performance or observance of any covenant, condition or provision contained in the senior debt securities of such series or in the senior indenture in respect of the senior debt securities of such series for a period of 90 days after written notification requesting such default to be remedied by us shall first have been given to us by the trustee or holders of at least 25% in principal amount of the then outstanding senior debt securities of such series;

•

Except for the purposes of or pursuant to a consolidation, amalgamation, merger or reconstruction under which the continuing corporation or other person, or the corporation or other person formed as a result thereof, effectively assumes our entire obligations under the indenture in relation to the senior debt securities of such series: (a) a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent, or approving a petition seeking our reorganization or liquidation under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, and such decree or order shall have continued undischarged and unstayed for a period of 90 days, or a final and non-appealable order of a court of competent jurisdiction shall have been made for our winding up or dissolution or (b) we shall have initiated or consented to proceedings relating to ourselves under bankruptcy, civil rehabilitation, reorganization or insolvency law of Japan, or an effective resolution shall have been passed by us for our winding up or dissolution; or

•	Any other event of default provided for in a supplemental indenture to the senior indenture or in the applicable senior debt securities, as may be specified in the applicable prospectus supplement.

Under the senior indenture, the senior trustee shall be required to give notice by mail to the holders of the relevant series of the senior debt securities of all defaults known to the senior trustee that have occurred with respect to such series. The senior trustee shall be required to transmit the notice within 90 days of such occurrence of an event of default, or, if later, within 15 days after such event of default is notified in writing to a responsible officer of the senior trustee, unless the defaults have been cured before transmission of such notice.

The senior indenture provides that if any event of default shall occur and be continuing with respect to a series of senior debt securities, unless the principal of all the senior debt securities of such series has already become due and payable, either the senior trustee or the holders of not less than 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the senior trustee if given by the holders), may, and the senior trustee at the request of such holders shall (subject to the senior trustee being indemnified and/or secured to its reasonable satisfaction), declare the entire principal of all such outstanding senior debt securities of such series, together with all accrued and unpaid interest, to be due and payable immediately.

Unless stated otherwise in the applicable prospectus supplement, each holder of our senior debt securities and the senior trustee acknowledge, consent and agree (a) for a period of 30 days from and including the date upon which the Prime Minister of Japan, or the Prime Minister, confirms that any of the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act of Japan, or the Deposit Insurance Act (or any successor provision thereto), or Specified Item 2 Measures (tokutei dai nigo sochi), should be applied to us, not to initiate any action to attach any assets, the attachment of which has been prohibited by designation of the Prime Minister pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto) and (b) to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan, or the DIC, to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale or disposal of our properties or assets for the purpose of the restrictions described in “—Consolidation, Merger, Sale or Conveyance.” See “Item 4. Information on the Company—4.B. Business Overview—Regulations in Japan—Regulations Regarding Capital Adequacy and Liquidity—Capital Adequacy Requirement” in our annual report on Form 20-F for the fiscal year ended March 31, 2018 and the risk factors in the applicable prospectus supplement for information relating to orderly resolution procedures in Japan under the Deposit Insurance Act.

We shall, as soon as practicable after the Prime Minister has confirmed that Specified Item 2 Measures (tokutei dai nigo sochi) should be applied to us or a Japanese court has publicly announced that it has granted permission to a transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), deliver a written notice of such event to the senior trustee and to the holders of the senior debt securities through DTC. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, consent and agreement described in the preceding paragraph.

Subordinated Debt Securities

Events of default, events of acceleration and other defaults applicable to a series of subordinated debt securities will be described in an applicable prospectus supplement and set forth in the subordinated indenture relating to such series of subordinated debt securities.

Waiver of Default or Acceleration

Prior to the acceleration of the maturity of any of the debt securities, the holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series then outstanding under the indenture relating to such debt securities (voting together as a single class) also have the right to waive any past default, event of default or event of acceleration, as the case may be, and its consequences, except a default in respect of a covenant or a provision of such indenture that cannot be modified or amended without the consent of the holder of each debt security affected thereby.

Further Issuances

The indentures permit or will permit us from time to time and without the consent of the holders of the debt securities of a particular series, to create and issue additional debt securities on the same terms and conditions as the original debt securities of such series, except as to denomination, issue date, issue price and, if applicable, the date from which interest shall accrue and the date on which interest shall be first paid. Any additional debt securities issued in this manner may be consolidated and treated as a single series with the relevant series of debt securities and originally constituting such series for all purposes under the relevant indenture, provided that such additional debt securities that are so consolidated must be fungible for U.S. federal income tax purposes with the outstanding debt securities of the relevant series.

We also may, without the consent of the holders of the outstanding debt securities, issue other series of debt securities in the future under the indentures on terms and conditions different from the debt securities offered hereby.

Taxation and Additional Amounts

We will make all payments of principal and interest in respect of the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In such event, we shall pay to a holder such additional amounts as will result in the receipt by the holder of such amounts as would have been received by it had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any of the debt securities under any of the following circumstances:

•

the holder or beneficial owner of the debt securities is an individual non-resident of Japan or a non-Japanese corporation and is liable for such taxes in respect of such debt securities by reason of its having some connection with Japan other than the mere holding of such debt securities or being a person having a special relationship with us as described in Article 6, Paragraph (4) of the Special Taxation Measures Act;

•

the holder or beneficial owner of the debt securities would otherwise be exempt from any such withholding or deduction but fails to comply with any applicable requirement to provide interest recipient information or to submit a written application for tax exemption to the relevant paying agent to whom the relevant debt securities are presented (where presentation is required), or whose interest recipient information is not duly communicated through the relevant Participant (as defined below) and the relevant international clearing organization to such paying agent;

•

the holder or beneficial owner of the debt securities is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for a designated financial institution (as defined below) that complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and an individual resident of Japan or a Japanese corporation that duly notifies (directly or through the relevant Participant or otherwise) the relevant paying agent of its status as not being subject to withholding or deduction by us by reason of receipt by such individual resident of Japan or Japanese corporation of interest on the relevant debt securities through a payment handling agent in Japan appointed by it);

•	the debt securities are presented for payment (where presentation is required) more than 30 days after the day on which such payment on the debt securities became due or after the full payment was provided for, whichever occurs later, except to the extent the holder thereof would have been entitled to additional amounts on presenting the same for payment on the last day of such period of 30 days;

•

the withholding or deduction is imposed on a payment pursuant to European Council Directive 2003/48/EC or any other directive amending, supplementing or implementing such Directive, or any law implementing such directives;

•

the withholding or deduction is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities (where presentation is required) to another paying agent maintained by us;

•

the holder is a fiduciary or partnership or is not the sole beneficial owner of the payment of the principal of, or any interest on, a debt security, and Japanese law requires the payment to be included for tax purposes in the income of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner, in each case, that would not have been entitled to such additional amounts had it been the holder of such debt security; or

•	any combination of the above.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code and the U.S. Treasury regulations thereunder, or FATCA, any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted or published in any jurisdiction implementing, or relating to, FATCA or any intergovernmental agreement.

Where the debt securities are held through a participant of an international clearing organization or a financial intermediary, or a Participant, in order to receive payments free of withholding or deduction by us for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a Japanese financial institution falling under certain categories prescribed by the Special Taxation Measures Act, or a designated financial institution, each such beneficial owner shall, at the time of entrusting a Participant with the custody of the relevant debt securities, provide certain information prescribed by the Special Taxation Measures Act to enable the Participant to establish that such beneficial owner is exempted from the requirement for withholding or deduction of such taxes, and advise the Participant if the beneficial owner ceases to be so exempted (including the case in which a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

Where the debt securities are not held through a Participant, in order to receive payments free of withholding or deduction by us for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan, or any authority thereof or therein having power to tax, if the relevant beneficial owner is an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or a designated financial institution falling under certain categories prescribed by the Special Taxation Measures Act, each such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a written application for tax exemption (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, among other things, the name and address (and, if applicable, the Japanese individual or corporation ID number) of the beneficial owner, the title of the debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

By subscribing to any debt securities, an investor will be deemed to have represented that it is a beneficial owner who is, (i) for Japanese tax purposes, neither an individual resident of Japan or a Japanese corporation, nor an individual non-resident of Japan or a non-Japanese corporation that in either case is a person having a special relationship with the issuer of the debt securities as described in Article 6, Paragraph (4) of the Special Taxation Measures Act or (ii) a Japanese financial institution, designated in Article 6, Paragraph (9) of the Special Taxation Measures Act.

We will make any required withholding or deduction and remit the full amount withheld or deducted to the Japanese taxing authority in accordance with applicable law. We will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any tax, duty, assessment, fee or other governmental charge so withheld or deducted from the Japanese taxing authority imposing such tax, duty, assessment or other governmental charge and if certified copies are not available we will use reasonable efforts to obtain other evidence, and the trustee will make such certified copies or other evidence available to the holders upon reasonable request to the trustee.

If (i) subsequent to making a payment on the debt securities without withholding or deduction of Japanese taxes we are required to remit to the Japanese taxing authority any amount in respect of Japanese taxes that should have been withheld or deducted from such payment (together with any interest and penalties) due to the failure of the beneficial owner to provide accurate interest recipient information or to otherwise properly claim an exemption from Japanese taxes imposed with respect to such payment, and (ii) such beneficial owner would not have been entitled to receive additional amounts with respect to such payment had Japanese taxes been withheld from the payment when it was made, such beneficial owner (but not any subsequent beneficial owner of the debt securities) shall be required to reimburse us, in Japanese yen, for the amount remitted by us to the Japanese taxing authority.

The obligation to pay additional amounts with respect to any taxes, duties, assessments or other governmental charges shall not apply to any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment, fee or other governmental charge or any tax, duty, assessment, fee or other governmental charge which is payable otherwise than by withholding or deduction from payments of principal of or interest on the debt securities; provided that, except as otherwise set forth in the debt securities or in the relevant indenture, we will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the execution and enforcement of the relevant indenture or as a consequence of the initial issuance, execution, delivery or registration of the debt securities.

References to principal or interest in respect of the debt securities shall be deemed to include any additional amounts due which may be payable as set forth in the debt securities and the relevant indenture.

Repurchases

We, or any subsidiary of ours, may at any time but subject to prior confirmation or approval of the FSA (if such confirmation or approval is required under applicable Japanese laws or regulations then in effect) purchase any or all of the debt securities in the open market or otherwise at any price. Subject to applicable law, neither we nor any subsidiary of ours shall have any obligation to offer to purchase any debt securities held by any holder as result of our or its purchase or offer to purchase debt securities held by any other holder in the open market or otherwise. Any debt securities so repurchased by us or any subsidiary of ours and surrendered to the paying agent shall be cancelled.

Consolidation, Merger, Sale or Conveyance

The indentures provide or will provide that we may consolidate with or merge into any other person or sell or dispose of our properties and assets substantially as an entirety, whether as a single transaction or a number of transactions, related or not, to any person; provided that, among other things, such person formed by such consolidation or into which we are merged or such person who acquires our properties and assets substantially as an entirety is a joint stock company (kabushiki kaisha) incorporated and validly existing under the laws of Japan, and expressly assumes our obligations under all series of debt securities issued under the relevant indenture, and further provided that, immediately after giving effect to such transaction, no event of default, in the case of the senior debt securities, and no event of acceleration, in the case of the subordinated debt securities, shall have occurred and be continuing.

Paying Agents

Whenever we appoint a paying agent to make payments required under an indenture and the relevant series of debt securities, such paying agent will hold all sums received by it for the payment of the principal and interest on the securities in trust for the benefit of the holders of the debt securities and will make payments to such holders as provided for in the relevant indenture and the debt securities.

Indemnification of Judgment Currency

We will indemnify each holder of a debt security to the full extent permitted by applicable law against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due under such debt security and such judgment or order being expressed and paid in a judgment currency other than U.S. dollars and as a result of any variation as between the rate of exchange at which the U.S. dollar is converted into the judgment currency for the purpose of such judgment or order and the spot rate of exchange in The City of New York at which the trustee on the day on which final non-appealable judgment is entered is able to purchase U.S. dollars with the amount of the judgment currency actually received by the holder. This indemnification will constitute our separate and independent obligation and will continue notwithstanding any such judgment.

Satisfaction and Discharge

We may discharge all of our obligations with respect to any or all series of debt securities, other than as to transfers and exchanges, under each indenture if we shall have:

•

paid or caused to be paid the principal of and interest on all of the debt securities of such series outstanding (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture) as and when the same shall have become due and payable; or

•

delivered to the paying agent for cancellation all of the debt securities of such series theretofore authenticated (other than debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture).

Modification and Waiver

Any amendment or modification to the principal terms of the debt securities is subject to the terms of the indenture and to prior confirmation or approval of the FSA, if such confirmation or approval is required under applicable Japanese laws or regulations then in effect.

In addition, in the case of subordinated debt securities, no amendment or modification which is prejudicial to any present or future creditor in respect of any senior indebtedness (as such term is defined with respect to the relevant series of subordinated debt securities) shall be made to the subordination provision contained in the relevant subordinated indenture.

Without Consent of Holders

We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	cure ambiguities, defects or inconsistencies, or make or amend other provisions which shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	add covenants for the protection of the holders of the debt securities;

•	establish the forms or terms of the debt securities of any series;

•	evidence and provide for the acceptance of appointment by a successor trustee; or

•	evidence the assumption by a successor of the obligations of us under the debt securities and the indenture.

With Consent of Holders

Each of us and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities (voting together as a single class), may add any provisions to, or change in any manner or eliminate any of the provisions of, each indenture or modify in any manner the rights of the holders of the debt securities issued pursuant to such indenture. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of any debt securities of any series or of any installment of principal of any such debt security;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce any amount payable on redemption thereof;

•

make the principal thereof (including any amount in respect of original issue discount), or interest thereon, payable in any coin or currency other than that provided in the debt securities or in accordance with the terms thereof;

•	modify or amend any provisions for converting any currency into any other currency as provided in the debt securities or in accordance with the terms of such debt securities;

•

change our obligations, if any, to pay additional amounts established for any tax, assessment or governmental charge withheld or deducted, including any option to redeem the debt securities rather than to pay the additional amounts;

•

reduce the amount of the principal of an original issue discount security that would be due and payable upon an acceleration of the maturity of such debt security (if applicable) or the amount provable in bankruptcy, or impair or affect the right of any holders of the debt securities to institute suit for the payment thereof or, if the debt securities provide therefor, impair or affect any right of repayment at the option of the holders of the debt securities;

•

modify or amend any provisions relating to the conversion or exchange of any of the debt securities for other of our securities or for securities of other entities or for other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which such debt securities shall be converted or exchanged, other than as provided in the anti-dilution provisions or other similar adjustment provisions of such debt securities or otherwise in accordance with the terms of such debt securities;

•

in the case of subordinated debt securities, modify or amend any provisions relating to the agreement to subordinate and the terms of subordination of the debt securities of any particular series pursuant to the subordinated indenture; or

•	reduce the aforesaid percentage of any of the debt securities of any particular series, the consent of the holders of such series being required for any such supplemental indenture.

Rights to Set Off by Holders

Senior Debt Securities

Subject to applicable law, each holder of our senior debt securities, by acceptance of any interest in the senior debt securities, agrees that it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, such senior debt securities or the senior indenture.

Subordinated Debt Securities

Any rights to set off applicable to a series of subordinated debt securities will be described in the applicable prospectus supplement and will be set forth in the subordinated indenture relating to such series of subordinated debt securities.

Concerning the Trustee

Unless otherwise specified in connection with a particular offering of debt securities, The Bank of New York Mellon will serve as the senior trustee and the subordinated trustee.

Any trustee appointed pursuant to the indentures will have and will be subject to all of the duties and responsibilities under the relevant indenture and those with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The indentures provide or will provide that upon the occurrence of an event of default with respect to a series of senior debt securities (in the case of senior debt securities) or an event of acceleration or a default in the payment of interest or principal with respect to a series of subordinated debt securities (in the case of the subordinated debt securities), the trustee with respect to the relevant debt securities will exercise the rights and powers vested in it by the relevant indenture, using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. In the absence of such event of default, event of acceleration or default in the payment of interest or principal, the trustee need only perform those duties that are specifically set forth in the relevant indenture or are applicable pursuant to the Trust Indenture Act.

Subject to the relevant indenture and the provisions of the Trust Indenture Act, the trustee will be under no obligation to exercise any rights, trusts or powers conferred under the relevant indenture or the debt securities for the benefit of the holders of the debt securities, unless the holders have offered to the trustee indemnity and/or security reasonably satisfactory to the trustee against any loss, cost, liability or expense which might be incurred by it in exercising any such rights, trusts or powers.

The indentures contain or will contain, and the Trust Indenture Act contains, limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to serve as trustee under the senior indenture while also serving as trustee under the subordinated indenture, and to engage in other transactions, provided that if it acquires any conflicting interest (as defined in Section 310(b) of the Trust Indenture Act), it must eliminate such conflict or resign.

The indentures provide or will provide that we will indemnify the trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expenses arising out of or in connection with the acceptance or administration of the relevant indenture or the trusts thereunder and the performance of such party’s duties thereunder, including reasonable and properly incurred costs and expenses of defending itself against or investigating any claim of liability, except to the extent such loss, liability or expense is due to the negligence or bad faith of the trustee or such predecessor trustee.

We and our subsidiaries and affiliates may maintain ordinary banking relationships and custodial facilities with any trustee or its affiliates.

Successor Trustee

The indentures provide or will provide that the trustee may resign or be removed by us, effective upon acceptance by a successor trustee of its appointment. The indentures require or will require, and the Trust Indenture Act requires, that any successor trustee shall be a corporation with a combined capital and surplus of not less than $50,000,000 and shall be a corporation, association, company or business trust organized and doing business under the laws of the United States or any jurisdiction thereof or any state or territory or of the District of Columbia. No person may accept its appointment as a successor trustee with respect to the debt securities of a series unless at the time of such acceptable such successor trustee is qualified and eligible under the relevant indenture and the applicable provisions of the Trust Indenture act.

Repayment of Funds

The indentures provide or will provide that all monies paid by us to a trustee or paying agent for a particular series of debt securities for payment of principal of or interest on any debt security which remains unclaimed at the end of two years after such payment shall be become due and payable will be repaid to us and all liability of the trustee or paying agent with respect thereto will cease, and to the extent permitted by law, the holder of such debt security shall thereafter only look to us for any payment which such holder may be entitled to collect.

Governing Law

The indentures and the debt securities are or will be governed by and construed in accordance with the laws of the State of New York.

Consent to Jurisdiction and Service of Process

Under the indentures, we have irrevocably designated or will irrevocably designate Sumitomo Mitsui Banking Corporation, New York Branch as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the indentures or any debt securities brought in any federal or state court in The City of New York, New York, and we have irrevocably submitted or will irrevocably submit to the non-exclusive jurisdiction of those courts.

Limitation on Suits

Except for the right to institute a suit for the enforcement of the payment of principal of or interest that has become due and payable on a debt security, under the indentures and the debt securities, no holder of a debt security shall have any right by virtue or availing of any provision of the relevant indenture to institute any proceeding against us with respect to the indenture or the debt security or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing default with respect to the debt security;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of each affected series issued under the relevant indenture (treated as a single class) shall have made written request to the trustee to institute proceedings and such holders have offered the trustee indemnity or security reasonably satisfactory to the trustee against the costs, expenses and liabilities to be suffered or incurred;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity or security has failed to institute any such proceeding; and

•

no written direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities of each affected series under the relevant indenture (voting together as a single class).

Undertaking for Costs

The indentures provide or will provide that we and the trustee agree, and each holder of a debt security by his or her acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under the relevant indenture or against the trustee for action taken, suffered or omitted by it as trustee (other than a suit instituted by the trustee, a holder or group of holders holding more than 10% in aggregate principal amount of the debt securities, or any holder for the enforcement of the payment of the principal of or interest on any debt security on or after the due date thereof), a court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Form, Book-entry and Transfer

Each series of debt securities will be issued in fully registered form without coupons. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith.

We will cause to be maintained offices or agencies where the debt securities may be presented for registration of transfer or for exchange, each, a transfer agent.

We will cause to be kept for the debt securities a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of such debt securities and registration of transfers of such securities. We, the trustee and any agent of ours or the trustee may treat the person in whose name any debt security is registered as the absolute owner of such debt security for all purposes and none of them shall be affected by any notice to the contrary. At the option of the registered holder of a debt security, subject to the restrictions contained in the debt securities and in the relevant indenture, such debt security may be transferred or exchanged for a like aggregate principal amount of debt security of the same series of different authorized denominations, upon surrender for exchange or registration of transfer, at the trustee’s office. Any debt security surrendered for exchange or presented for registration of transfer shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to us and the trustee, duly executed by the holder thereof or its attorney duly authorized in writing. Debt securities issued upon any such transfer will be executed by us and authenticated by or on behalf of the trustee, registered in the name of the designated transferee or transferees and delivered at the trustee’s office or mailed, at the request, risk and expense of, and to the address requested by, the designated transferee or transferees.

We may vary or terminate the appointment of any transfer agent, or appoint additional or other transfer agents or approve any change in the office through which any transfer agent acts. We will cause notice of any resignation, termination or appointment of the trustee or any transfer agent, and of any change in the office through which any transfer agent will act, to be provided to holders of the debt securities.

Global Securities

The debt securities will be initially represented by one or more global certificates in fully registered form without interest coupons, or the global securities. The global securities will be deposited upon issuance with a custodian for DTC and registered in the name of DTC or its nominee. Beneficial interests in the global securities may be held only through DTC (or any successor clearing system that holds global securities) and its participants, including Euroclear and Clearstream. Each of DTC, Euroclear and Clearstream is referred to as a depositary.

Beneficial interests in the global securities will be shown on, and transfers thereof will be effected only through, records maintained by the depositaries and their participants. Except as set forth below, the global securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Accordingly, the sole holder of the debt securities represented by the global securities will at all times be DTC or its nominee (or a successor of DTC or its nominee), and voting and other consensual rights of holders of the debt securities will be exercisable by beneficial owners of the debt securities only indirectly through the rules and procedures of the depositaries from time to time in effect. Beneficial interests in the global securities may not be exchanged for definitive debt securities except in the limited circumstances described below under “—Exchanges of Global Securities for Definitive Debt Securities.”

Exchanges of Global Securities for Definitive Debt Securities

A beneficial interest in a global security may not be exchanged for a definitive debt security unless DTC notifies us that it is unwilling or unable to continue as depository for such global security or has ceased to be a clearing agency registered under the Exchange Act, and we do not appoint a successor depositary within 90 days. Upon the occurrence of such event, DTC shall instruct us to transfer the debt securities to such persons as notified to it by the applicable depositary or any successor clearance and settlement system as the holders of beneficial interests therein. In all cases, definitive debt securities delivered in exchange for any global security or beneficial interests therein will be registered in the names, and issued in approved denominations, requested by or on behalf of the applicable depositary (in accordance with its customary procedures). Any definitive debt security issued in exchange for an interest in a global security will bear a legend restricting transfers to those made in accordance with the restrictions set forth in the indenture.

Depositary Procedures

As long as DTC or its nominee is the registered holder of global securities, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the debt security represented by such global securities for all purposes under the relevant indenture and the debt security, and, accordingly, our obligations under the debt securities represented by such global securities are to DTC or its nominee, as the case may be, as the registered holder of such debt securities, and not to the holders of beneficial interests in such debt securities.

Transfer of beneficial interests in the global securities will be subject to the applicable rules and procedures of the depositaries and their respective direct or indirect participants, which may change from time to time.

DTC

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions, such as transfers and pledges, among participants in deposited securities through electronic book-entry charges to accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Certain of those participants (or other representatives), together with other entities, own DTC. The rules applicable to DTC and its participants are on file with the SEC.

Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect DTC participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of DTC participants and indirect DTC participants. DTC has also advised that, pursuant to its established procedures, upon deposit of the global securities, DTC will credit the accounts of DTC participants designated by the initial purchasers with portions of the principal amount of such global securities and ownership of such interests in the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to DTC participants) or by DTC participants and indirect DTC participants (with respect to other owners of beneficial interests in the global securities).

Investors in the debt securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through DTC participants. All interests in a global security may be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global security to such persons will be limited to that extent. Because DTC can act only on behalf of DTC participants, which in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having beneficial interests in global securities to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. See “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities.”

Except as described above under “—Global Securities—Exchanges of Global Securities for Definitive Debt Securities,” owners of interests in global securities will not have debt securities registered in their name, will not receive physical delivery of debt securities and will not be considered the registered owners or holders thereof for any purpose.

Payments in respect of global securities registered in the name of DTC or its nominee will be payable by the paying agent for the relevant debt securities to DTC or to the order of its nominee as the registered owner of the global securities. The paying agent will treat the persons in whose names the global securities are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither we nor any agent of ours has or will have any responsibility or liability for any aspect of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to or payments made on account of beneficial ownership interests in the global securities, or for maintaining, supervising or reviewing any of DTC’s records or any DTC participant’s or indirect DTC participant’s records relating to the beneficial ownership interests in global securities or any other matter relating to the actions and practices of DTC or any of DTC participants or indirect DTC participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the debt securities, is to credit the accounts of the relevant DTC participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the DTC participants and the indirect DTC participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, will be the responsibility of the DTC participants or the indirect DTC participants and will not be the responsibility of DTC or us. We and the relevant paying agent may conclusively rely upon and will be protected in relying upon instructions from DTC or its nominee for all purposes.

Interests in the global securities will trade in DTC’s Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and DTC participants. Transfers between DTC participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more DTC participants to whose account with DTC interests in the debt securities are credited. However, DTC reserves the right to exchange the global securities for legended definitive debt securities and to distribute such legended debt securities to DTC participants.

The information in this section concerning DTC and its book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the global securities among DTC participants, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. We will not have any responsibility for the performance by DTC, DTC participants or indirect DTC participants of their respective obligations under the rules and procedures governing their operations.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV, under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not with Euroclear Clearance Systems. Euroclear Clearance Systems establishes policies for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is licensed, regulated and examined by the Belgian Banking and Finance Commission.

Securities clearance accounts and cash accounts with Euroclear are governed by the terms and conditions governing use of, and the related operating procedures of, Euroclear and applicable Belgian law, which are referred to collectively as the terms and conditions. The terms and conditions govern transfers of securities and cash within Euroclear, and withdrawals of securities and cash from Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear acts under the terms and conditions only on behalf of Euroclear participants and has no record of, or relationship with, persons holding through Euroclear participants.

Clearstream

Clearstream is incorporated as a bank under Luxembourg law. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for Supervision of the Financial Sector. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. In the United States, Clearstream participants are limited to securities brokers and dealers. Clearstream participants may include the initial purchasers. Other institutions that maintain a custodial relationship with a Clearstream participant may obtain indirect access to Clearstream.

Transfers among DTC, Clearstream and Euroclear

Transfers between DTC participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding, directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant European depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a person that does not hold the debt securities through Euroclear or Clearstream will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Limitation on Responsibilities

Although the foregoing sets out the procedures of the depositaries established in order to facilitate the transfer of interests in the global securities among their participants, none of the depositaries is under any obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time.

DTC, Euroclear and Clearstream have no knowledge of the actual beneficial owners of interests in a global security. DTC’s records reflect only the identity of the DTC participants to whose accounts those global securities are credited, which may or may not be the beneficial owners of interests in a global security. Similarly, the records of Euroclear and Clearstream reflect only the identity of the Euroclear or Clearstream participants to whose accounts global securities are credited, which also may or may not be the beneficial owners of interests in a global security. DTC, Euroclear and Clearstream participants and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Neither we nor any underwriters of our debt securities, nor any of our or their respective agents will have any responsibility for the performance by any depositary or their respective participants of their respective obligations under the rules and procedures governing their operations.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the securities offered by this prospectus will be set forth in the applicable prospectus supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, or ERISA, including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and/or Section 4975 of the Code prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, any underwriters, the trustee or our or their affiliates (collectively, the “Sellers”) may be Parties in Interest with respect to many Plans. Where any of the Sellers is a Party in Interest with respect to a Plan, the purchase and holding of debt securities (including any interest in a debt security) by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions, or PTCEs, issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of debt securities. Those class exemptions include PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of debt securities and related lending transactions, provided that neither we, any underwriters nor any of our or their affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). Each of the above noted exemptions contains conditions and limitations on its application. Fiduciaries of Plans considering acquiring and/or holding debt securities in reliance on these or any other exemption should carefully review the exemption to ensure it is applicable. There can be no assurance that any of these or any other statutory or class exemptions will be available with respect to any particular transaction involving debt securities.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA), or Non-ERISA Arrangements, are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations, or Similar Laws.

Each purchaser and subsequent transferee of a debt security (including any interest in a debt security) pursuant to an applicable prospectus supplement, including any fiduciary purchasing a note (or interest therein) on behalf of a Plan or a Non-ERISA Arrangement, will be deemed to have represented, in its corporate and its fiduciary capacity, that either (i) it is not acquiring or holding debt securities with the assets of a Plan or Non-ERISA Arrangement or (ii) its acquisition and holding of debt securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Law

Each purchaser and holder of debt securities has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of debt securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any debt securities to any Plan or Non-ERISA Arrangement is in no respect a representation by us, any underwriters or any of our or their affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Neither this discussion nor anything in this prospectus or any applicable prospectus supplement is or is intended to be investment advice directed at any potential purchaser that is a Plan or Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in debt securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We may offer the debt securities described in this prospectus in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by ourselves directly;

•	through agents;

•	through one or more special purpose entities;

•	through an exchange distribution in accordance with the rules of the applicable exchange;

•	through a combination of any of these methods of sale.

The prospectus supplement relating to an offering of debt securities will set forth the terms of the offering, including:

•	a description of the transaction and the debt securities to be offered;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the debt securities and the proceeds we will receive from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the debt securities may be listed.

Any public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of the debt securities, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The debt securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase debt securities that are offered unless specified conditions are satisfied, and, unless otherwise set forth in the prospectus supplement, if the underwriters do purchase any debt securities, they will purchase all securities that are offered.

If SMBC Nikko Securities America, Inc. or any other broker-dealer affiliate of ours participates in the distribution of our securities, the offering will be conducted in accordance with the applicable requirements of Rule 5121 of the Financial Industry Regulatory Authority’s rules or any successor provisions.

In connection with underwritten offerings of the debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

If dealers are utilized in the sale of debt securities offered by this prospectus, we will sell the debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices to be determined by the dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of debt securities offered by this prospectus will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in the offered debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any debt securities offered by this prospectus.

MARKET-MAKING ACTIVITIES

This prospectus and any of our prospectus supplements may be used by the Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., in connection with offers and sales of the debt securities in market-making transactions. In market-making transactions, a Broker-Dealer Affiliate may resell debt securities it acquires from other holders, after the initial offering and sale of the debt securities. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, a Broker-Dealer Affiliate may act as principal or agent and may receive compensation in the form of discounts and commissions from both the purchaser and seller. We do not expect to receive any proceeds from market-making transactions. We do not expect that any Broker-Dealer Affiliate, including SMBC Nikko Securities America, Inc., will pay any proceeds from market-making resales to us.

The Broker-Dealer Affiliates, including SMBC Nikko Securities America, Inc., are under no obligation to engage in market-making transactions and may discontinue any market-making activities at any time without any notice.

SMBC Nikko Securities America, Inc. is a member of the Financial Industry Regulatory Authority, Inc., or FINRA, and may participate in distributions of the debt securities referenced on the cover page of this prospectus. Accordingly, the participation of SMBC Nikko Securities America, Inc. in the offerings of such debt securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or an agent informs you in your confirmation of sale that your debt security is being purchased in its original offering and sale, you may assume that you are purchasing your debt security in a market-making transaction.

EXPERTS

The consolidated financial statements of Sumitomo Mitsui Financial Group, Inc. as of March 31, 2017 and 2018 and for each of the years in the three-year period ended March 31, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2018 have been incorporated herein by reference to our annual report on Form 20-F for the fiscal year ended March 31, 2018 in reliance upon the reports of KPMG AZSA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

KPMG AZSA LLC’s address is 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo 162-8551, Japan.

LEGAL MATTERS

The validity of the offered securities with respect to United States federal law and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, our United States counsel. Nagashima Ohno & Tsunematsu, our Japanese counsel, will pass upon certain legal matters as to Japanese law for us. Simpson Thacher & Bartlett LLP, United States counsel to any underwriters, dealers or agents, will pass upon certain legal matters as to United States federal law and New York State law for them.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock company with limited liability (kabushiki kaisha) incorporated under the laws of Japan. Most or all of our directors and corporate executive officers are non-residents of the United States and all or a substantial portion of our assets and the assets of these non-resident persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or such non-resident persons, or to enforce against any of us judgments obtained in U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws. We have been advised by Nagashima Ohno & Tsunematsu, our Japanese counsel, that there is doubt as to the enforceability in Japan, in original actions or in actions brought before Japanese courts for enforcement of judgments of U.S. courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

Our agent for service of process is Sumitomo Mitsui Banking Corporation, New York Branch.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. We are subject to the information requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual reports, special reports and other information with the SEC.

The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, like us, that file electronically with the SEC.

We are currently exempt from the rules under the Exchange Act that prescribe the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are not required under the

Exchange Act to publish financial statements as frequently or as promptly as are U.S. companies subject to the Exchange Act. We will, however, continue to furnish our shareholders with annual reports containing audited financial statements and will issue interim press releases containing unaudited results of operations as well as such other reports as may from time to time be authorized by us or as may be otherwise required.

Our American Depositary Shares are listed on the New York Stock Exchange under the trading symbol “SMFG.”

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference:

•	our annual report on Form 20-F for the fiscal year ended March 31, 2018, filed on June 28, 2018 (File Number 001-34919); and

•	our report on Form 6-K furnished to the SEC on December 20, 2018, which includes our unaudited interim IFRS consolidated financial results for the six-month period ended September 30, 2018.

All subsequent reports filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act, prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus. In addition, any Form 6-K subsequently submitted to the SEC specifying that it is being incorporated by reference into this prospectus shall be deemed to be incorporated by reference. Documents incorporated by reference shall become a part of this prospectus on the respective dates the documents are filed or furnished with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon written or oral request, we will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any document that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You may request a copy of these documents by writing or telephoning us at:

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome, Chiyoda-ku

Tokyo 100-0005 Japan

Attention: Investor Relations Department

Fax: +81-3-4333-9861

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our internet site at http://www.smfg.co.jp.

OUR PRINCIPAL EXECUTIVE OFFICE

Sumitomo Mitsui Financial Group, Inc.

1-2, Marunouchi 1-chome

Chiyoda-ku, Tokyo 100-0005, Japan

TRUSTEE, PAYING AGENT,

TRANSFER AGENT AND

REGISTRAR FOR THE NOTES

The Bank of New York Mellon

240 Greenwich Street, New York, NY 10286

United States of America

OUR LEGAL ADVISORS

as to U.S. law	as to Japanese law
Davis Polk & Wardwell LLP Izumi Garden Tower, 33rd Floor 6-1, Roppongi 1-chome Minato-ku, Tokyo 106-6033, Japan	Nagashima Ohno & Tsunematsu JP Tower 7-2, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-7036, Japan

LEGAL ADVISORS TO THE UNDERWRITERS

as to U.S. law

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

9-10, Roppongi 1-chome

Minato-ku, Tokyo 106-0032, Japan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG AZSA LLC

1-2, Tsukudo-cho

Shinjuku-ku, Tokyo 162-8551, Japan

Sumitomo Mitsui Financial Group, Inc.

U.S.$850,000,000 2.930% Subordinated Notes due 2041

PROSPECTUS SUPPLEMENT

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